FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-14

Wells Fargo Commercial Mortgage Trust 2017-RB1 Disclaimer
STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Barclays Capital Inc., UBS Securities LLC, SG Americas Securities, LLC, Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A.  Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES
The information herein is preliminary and may be supplemented or amended prior to the time of sale.

In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined, or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller (1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units (2)	Unit of Measure (2)	Cut-off Date Balance Per Unit/SF (6)
1	123 William Street	Barclays		123 William Street	New York	NY	10038	Office	CBD	1912	2016	545,216	Sq. Ft.	257
2	The Davenport	WFB		25 First Street	Cambridge	MA	02141	Office	CBD	1888	2015	230,864	Sq. Ft.	455
3	Center West	UBSAG		10877 Wilshire Boulevard	Los Angeles	CA	90024	Office	CBD	1985		349,298	Sq. Ft.	229
4	KOMO Plaza	UBSAG		100-140 4th Avenue North	Seattle	WA	98109	Mixed Use	Office/Data Center/Retail	2000	2007	291,151	Sq. Ft.	477
5	Santa Rosa Office Portfolio	WFB		Various	Santa Rosa	CA	Various	Office	Suburban	Various		337,082	Sq. Ft.	95
5.01	100-120 Stony Point Road	WFB		100-120 Stony Point Road	Santa Rosa	CA	95401	Office	Suburban	1990		198,931	Sq. Ft.
5.02	131 Stony Circle	WFB		131 Stony Circle	Santa Rosa	CA	95401	Office	Suburban	1986		80,812	Sq. Ft.
5.03	3333 Mendocino Avenue	WFB		3333 Mendocino Avenue	Santa Rosa	CA	95403	Office	Suburban	1981		38,011	Sq. Ft.
5.04	70 Stony Point Road	WFB		70 Stony Point Road	Santa Rosa	CA	95401	Office	Suburban	2000		19,328	Sq. Ft.
6	IPCC Texas Self Storage Portfolio	Barclays		Various	Various	TX	Various	Self Storage	Self Storage	Various	Various	685,835	Sq. Ft.	46
6.01	Coulter	Barclays		5300 Coulter Street	Amarillo	TX	79119	Self Storage	Self Storage	2007		102,382	Sq. Ft.
6.02	Lubbock	Barclays		131 West Loop 289	Lubbock	TX	79416	Self Storage	Self Storage	1997	2015	77,311	Sq. Ft.
6.03	Paramount	Barclays		2501 Paramount Boulevard	Amarillo	TX	79109	Self Storage	Self Storage	1999		65,039	Sq. Ft.
6.04	Tradewinds	Barclays		1500 South East 34th Avenue	Amarillo	TX	79118	Self Storage	Self Storage	2005	2016	103,240	Sq. Ft.
6.05	AA 45th	Barclays		4600 Bell Street	Amarillo	TX	79109	Self Storage	Self Storage	1986		93,625	Sq. Ft.
6.06	Quail Creek	Barclays		6620 Lowes Lane	Amarillo	TX	79106	Self Storage	Self Storage	2008		62,300	Sq. Ft.
6.07	West 34th	Barclays		7409 South West 34th Avenue	Amarillo	TX	79109	Self Storage	Self Storage	1993		60,778	Sq. Ft.
6.08	Bell Street	Barclays		4708 Bell Street	Amarillo	TX	79109	Self Storage	Self Storage	2003		53,625	Sq. Ft.
6.09	Plainview	Barclays		1401 North Interstate 27	Plainview	TX	79072	Self Storage	Self Storage	1996		67,535	Sq. Ft.
7	ExchangeRight Net Leased Portfolio 15	SG		Various	Various	Various	Various	Various	Various	Various	Various	218,276	Sq. Ft.	143
7.01	Hobby Lobby - Brunswick, GA	SG		10300 Canal Crossing	Brunswick	GA	31525	Retail	Single Tenant	2016		55,000	Sq. Ft.
7.02	Goodwill - Skokie, IL	SG		5518 West Touhy Avenue	Skokie	IL	60077	Retail	Single Tenant	2016		20,850	Sq. Ft.
7.03	CVS Pharmacy - Bolingbrook, IL	SG		1725 West Boughton Road	Bolingbrook	IL	60490	Retail	Single Tenant	2005		13,013	Sq. Ft.
7.04	Walgreens - Independence, MO	SG		17811 East US Highway 24	Independence	MO	64056	Retail	Single Tenant	2001		15,120	Sq. Ft.
7.05	Indianapolis Osteopathic Hospital, Inc	SG		7901 Crawfordsville Road	Indianapolis	IN	46214	Office	Medical	1986	2013	15,109	Sq. Ft.
7.06	Walgreens - Arlington, TX	SG		4208 South West Green Oaks Boulevard	Arlington	TX	76017	Retail	Single Tenant	1997	2016	13,905	Sq. Ft.
7.07	Fresenius Medical Care - St. Louis, MO	SG		2635 Hampton Avenue	St. Louis	MO	63139	Office	Medical	1941	2006	7,500	Sq. Ft.
7.08	Advance Auto Parts - Mokena, IL	SG		19810 South LaGrange Road	Mokena	IL	60448	Retail	Single Tenant	2012		6,831	Sq. Ft.
7.09	Advance Auto Parts - Norcross, GA	SG		3730 Holcomb Bridge Road	Norcross	GA	30092	Retail	Single Tenant	2005		7,000	Sq. Ft.
7.10	Dollar General - Gadsden, AL	SG		1401 J.R. Countryman Highway	Gadsden	AL	35901	Retail	Single Tenant	2016		10,542	Sq. Ft.
7.11	Dollar General - Saint Amant, LA	SG		14486 Highway 431	Saint Amant	LA	70774	Retail	Single Tenant	2015		9,026	Sq. Ft.
7.12	Dollar General - Hammond, LA	SG		43363 South Airport Road	Hammond	LA	70403	Retail	Single Tenant	2013		9,026	Sq. Ft.
7.13	Dollar General - Baton Rouge, LA	SG		7055 Greenwell Springs Road	Baton Rouge	LA	70805	Retail	Single Tenant	2014		9,026	Sq. Ft.
7.14	Dollar General - Sugar Creek, MO	SG		10514 US Highway 24	Sugar Creek	MO	64053	Retail	Single Tenant	1950	2016	8,908	Sq. Ft.
7.15	Dollar General - Goshen, IN	SG		58598 State Road 15	Goshen	IN	46528	Retail	Single Tenant	2016		9,100	Sq. Ft.
7.16	Family Dollar - Baton Rouge, LA	SG		3777 North Sherwood Forest Drive	Baton Rouge	LA	70814	Retail	Single Tenant	2016		8,320	Sq. Ft.
8	1166 Avenue of the Americas	Barclays		1166 Avenue of the Americas	New York	NY	10036	Office	CBD	1974		195,375	Sq. Ft.	435
9	Hotel Wilshire	WFB		6317 Wilshire Boulevard	Los Angeles	CA	90048	Hospitality	Full Service	1950	2011	74	Rooms	348,649
10	Anaheim Marriott Suites	UBSAG		12015 Harbor Boulevard	Garden Grove	CA	92840	Hospitality	Full Service	2002	2016	371	Rooms	145,553
11	The Summit Birmingham	Barclays		214 Summit Boulevard	Birmingham	AL	35243	Retail	Lifestyle Center	1997	2009	681,245	Sq. Ft.	305
12	Connecticut Financial Center	UBSAG		157 Church Street	New Haven	CT	06510	Office	CBD	1990		470,251	Sq. Ft.	97
13	Merrill Lynch Drive	Barclays		1300, 1350 & 1400 Merrill Lynch Drive	Hopewell	NJ	08534	Office	Suburban	2001		553,841	Sq. Ft.	187
14	Art Van Portfolio	UBSAG		Various	Various	MI	Various	Various	Various	Various	Various	1,407,911	Sq. Ft.	49
14.01	Warren Distribution Center	UBSAG		6340 and 6500 East 14 Mile Road	Warren	MI	48092	Industrial	Distribution	1969	2015	1,056,890	Sq. Ft.
14.02	Comstock Park Retail	UBSAG		4273 Alpine Avenue Northwest	Comstock Park	MI	49321	Retail	Single Tenant	1999		96,400	Sq. Ft.
14.03	Grand Rapids Retail	UBSAG		4375 28th Street Southeast	Kentwood	MI	49512	Retail	Single Tenant	1986	2001	79,212	Sq. Ft.
14.04	Bloomfield Hills Retail	UBSAG		2300 South Telegraph Road	Bloomfield Hills	MI	48302	Retail	Single Tenant	2004	2016	46,388	Sq. Ft.
14.05	Mattress Distribution Center	UBSAG		30450 and 30500 Little Mack Avenue	Roseville	MI	48066	Industrial	Distribution	1968	2012	129,021	Sq. Ft.
15	Rivercrest Realty Portfolio 2017	Barclays		Various	Various	Various	Various	Retail	Various	Various	Various	180,033	Sq. Ft.	92
15.01	Towne Centre Village Retail Center	Barclays		1971-2025 Jonesboro Road	McDonough	GA	30253	Retail	Unanchored	2004		33,600	Sq. Ft.
15.02	Hillcrest Shopping Center	Barclays		91-129 Kelley Boulevard	Millbrook	AL	36054	Retail	Shadow Anchored	2007	2016	32,542	Sq. Ft.
15.03	Shippensburg Shopping Center	Barclays		101 South Conestoga Drive	Shippensburg	PA	17257	Retail	Shadow Anchored	2004		31,889	Sq. Ft.
15.04	Callaway Commons	Barclays		825 North Tyndall Parkway	Callaway	FL	32404	Retail	Shadow Anchored	2003		29,650	Sq. Ft.
15.05	Tri-Rivers Plaza	Barclays		3459 Old Halifax Road	South Boston	VA	24592	Retail	Shadow Anchored	1997	2004	24,400	Sq. Ft.
15.06	The Alta Vista Commons	Barclays		105 Clarion Road	Altavista	VA	24517	Retail	Shadow Anchored	2007		27,952	Sq. Ft.
16	100 Ashford Center	SG		100 Ashford Center North	Dunwoody	GA	30338	Office	Suburban	1986		162,326	Sq. Ft.	96
17	340 Bryant	UBSAG		340 Bryant Street	San Francisco	CA	94107	Office	CBD	1932	2015	62,270	Sq. Ft.	493
18	Quail Lakes Shopping Center	UBSAG		4707, 4713, 4719, 4722, 4725, 4733, 4755 Quail Lakes Drive and 2593 & 2659 West March Lane	Stockton	CA	95207	Retail	Anchored	1978	2016	140,401	Sq. Ft.	93
19	Crystal Lake Apartments	SG		7680 West Highway 98	Pensacola	FL	32506	Multifamily	Garden	1997	2015	224	Units	55,960
20	Empire Tower II	WFB		4141 Inland Empire Boulevard	Ontario	CA	91764	Office	Suburban	1999		70,040	Sq. Ft.	147
21	Empire Tower III	WFB		4200 Concours	Ontario	CA	91764	Office	Suburban	2000		75,214	Sq. Ft.	135
22	Center Ithaca	Barclays		171 East State Street	Ithaca	NY	14850	Mixed Use	Multifamily/Office/Retail/Self Storage	1990		94,429	Sq. Ft.	106
23	Horizon Village Square	SG		25-75 East Horizon Ridge Parkway	Henderson	NV	89002	Retail	Shadow Anchored	2006		42,875	Sq. Ft.	233
24	Haynes Furniture Store	SG		5324 Virginia Beach Boulevard	Virginia Beach	VA	23462	Retail	Single Tenant	1973	2013	300,597	Sq. Ft.	31
25	Hampton Inn Munster	Barclays		8936 Calumet Avenue	Munster	IN	46321	Hospitality	Limited Service	2004	2017	91	Rooms	102,198
26	North Hills Village Apartments	WFB		44840 North Hills Drive	Northville	MI	48167	Multifamily	Garden	1971		181	Units	42,541
27	East Side Plaza - LA	WFB		7440 & 7460 Youree Drive	Shreveport	LA	71105	Retail	Anchored	2004		78,761	Sq. Ft.	89
28	Fairfield Inn & Suites - Bend, OR	WFB		1626 Northwest Wall Street	Bend	OR	97703	Hospitality	Limited Service	2003		80	Rooms	82,379
29	Lawai Cannery Self-Storage	SG		3470 Lauoho Road	Kalaheo	HI	96741	Self Storage	Self Storage	1926	2005	704	Units	9,233
30	The Promenade Shopping Centre	WFB		2380 South Cobb Parkway	Smyrna	GA	30080	Retail	Shadow Anchored	1979	1993	71,273	Sq. Ft.	83
31	StoreSmart Conway	UBSAG		3715 Prince Street	Conway	AR	72034	Self Storage	Self Storage	2005		88,265	Sq. Ft.	54
32	SPS - Gaithersburg	WFB		1 Metropolitan Grove Road	Gaithersburg	MD	20878	Self Storage	Self Storage	1984		55,002	Sq. Ft.	86
33	CT Storage Outlet Pomona	WFB		150 County Road	Pomona	CA	91766	Self Storage	Self Storage	2003		87,840	Sq. Ft.	51
34	Shops at The Artisan	SG		201 West Ponce de Leon	Decatur	GA	30030	Mixed Use	Office/Retail	2006		10,862	Sq. Ft.	276
35	The Milliken Building	SG		951 East Commerce Drive	Saint George	UT	84790	Industrial	Manufacturing	2004	2008	102,460	Sq. Ft.	27
36	South Houston Self Storage	WFB		701 South Allen Genoa Road	South Houston	TX	77587	Self Storage	Self Storage	1986		82,975	Sq. Ft.	25
37	Snellville Place	WFB		2189 Scenic Highway	Snellville	GA	30078	Retail	Unanchored	2006		14,050	Sq. Ft.	148

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Original Balance ($)	Cut-off Date Balance ($)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date (3)	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Operating Advisor Ongoing Fee Rate	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate
1	123 William Street	62,500,000	62,500,000	9.8%	62,500,000	N	3/6/2017	4/6/2017	3/6/2027		3/6/2027		4.666000%	0.001790%	0.010200%	0.005000%	0.000500%
2	The Davenport	55,000,000	55,000,000	8.6%	55,000,000	N	2/6/2017	3/11/2017	2/11/2027		2/11/2027		4.220000%	0.001790%	0.010200%	0.005000%	0.000500%
3	Center West	40,000,000	40,000,000	6.3%	40,000,000	N	12/6/2016	1/6/2017	12/6/2026		12/6/2026		4.435000%	0.001790%	0.010200%	0.005000%	0.000500%
4	KOMO Plaza	32,500,000	32,500,000	5.1%	32,500,000	N	12/20/2016	2/6/2017	1/6/2027		1/6/2027		4.299300%	0.000000%	0.010200%	0.005000%	0.000500%
5	Santa Rosa Office Portfolio	31,900,000	31,900,000	5.0%	27,980,798	N	1/31/2017	3/11/2017	2/11/2020	3/11/2020	2/11/2027		4.590000%	0.001790%	0.010200%	0.015000%	0.000500%
5.01	100-120 Stony Point Road	19,000,000	19,000,000	3.0%
5.02	131 Stony Circle	5,995,000	5,995,000	0.9%
5.03	3333 Mendocino Avenue	4,610,000	4,610,000	0.7%
5.04	70 Stony Point Road	2,295,000	2,295,000	0.4%
6	IPCC Texas Self Storage Portfolio	31,500,000	31,500,000	4.9%	29,021,361	N	3/1/2017	4/6/2017	3/6/2022	4/6/2022	3/6/2027		4.930000%	0.001790%	0.010200%	0.005000%	0.000500%
6.01	Coulter	5,350,000	5,350,000	0.8%
6.02	Lubbock	4,350,000	4,350,000	0.7%
6.03	Paramount	3,700,000	3,700,000	0.6%
6.04	Tradewinds	3,600,000	3,600,000	0.6%
6.05	AA 45th	3,350,000	3,350,000	0.5%
6.06	Quail Creek	3,100,000	3,100,000	0.5%
6.07	West 34th	3,000,000	3,000,000	0.5%
6.08	Bell Street	2,650,000	2,650,000	0.4%
6.09	Plainview	2,400,000	2,400,000	0.4%
7	ExchangeRight Net Leased Portfolio 15	31,200,000	31,200,000	4.9%	31,200,000	N	3/2/2017	4/1/2017	4/1/2027		4/1/2027		4.379000%	0.001790%	0.010200%	0.005000%	0.000500%
7.01	Hobby Lobby - Brunswick, GA	4,184,321	4,184,321	0.7%
7.02	Goodwill - Skokie, IL	3,982,472	3,982,472	0.6%
7.03	CVS Pharmacy - Bolingbrook, IL	3,517,142	3,517,142	0.6%
7.04	Walgreens - Independence, MO	2,951,507	2,951,507	0.5%
7.05	Indianapolis Osteopathic Hospital, Inc	2,725,314	2,725,314	0.4%
7.06	Walgreens - Arlington, TX	2,596,538	2,596,538	0.4%
7.07	Fresenius Medical Care - St. Louis, MO	2,243,479	2,243,479	0.4%
7.08	Advance Auto Parts - Mokena, IL	1,361,043	1,361,043	0.2%
7.09	Advance Auto Parts - Norcross, GA	1,262,105	1,262,105	0.2%
7.10	Dollar General - Gadsden, AL	1,099,828	1,099,828	0.2%
7.11	Dollar General - Saint Amant, LA	1,006,821	1,006,821	0.2%
7.12	Dollar General - Hammond, LA	983,880	983,880	0.2%
7.13	Dollar General - Baton Rouge, LA	907,534	907,534	0.1%
7.14	Dollar General - Sugar Creek, MO	832,735	832,735	0.1%
7.15	Dollar General - Goshen, IN	828,032	828,032	0.1%
7.16	Family Dollar - Baton Rouge, LA	717,249	717,249	0.1%
8	1166 Avenue of the Americas	28,750,000	28,750,000	4.5%	28,750,000	N	1/11/2017	3/6/2017	2/6/2027		2/6/2027		5.278800%	0.000000%	0.010200%	0.005000%	0.000500%
9	Hotel Wilshire	25,800,000	25,800,000	4.0%	23,740,716	N	2/16/2017	4/11/2017	3/11/2022	4/11/2022	3/11/2027		4.850000%	0.001790%	0.010200%	0.005000%	0.000500%
10	Anaheim Marriott Suites	24,000,000	24,000,000	3.8%	22,261,318	N	1/27/2017	3/6/2017	2/6/2022	3/6/2022	2/6/2027		5.395200%	0.000000%	0.010200%	0.005000%	0.000500%
11	The Summit Birmingham	22,800,000	22,800,000	3.6%	22,800,000	N	12/20/2016	2/1/2017	1/1/2027		1/1/2027		4.762000%	0.000000%	0.010200%	0.005000%	0.000500%
12	Connecticut Financial Center	22,750,000	22,715,562	3.6%	18,574,304	N	1/31/2017	3/6/2017		3/6/2017	2/6/2027		4.797500%	0.001790%	0.010200%	0.005000%	0.000500%
13	Merrill Lynch Drive	20,660,000	20,660,000	3.2%	20,660,000	Y	1/31/2017	3/6/2017	2/6/2022		2/6/2022	2/6/2025	3.930000%	0.000000%	0.010200%	0.005000%	0.000500%
14	Art Van Portfolio	18,750,000	18,750,000	2.9%	16,210,268	N	3/2/2017	4/6/2017	3/6/2019	4/6/2019	3/6/2027		4.962000%	0.000000%	0.010200%	0.005000%	0.000500%
14.01	Warren Distribution Center	10,597,422	10,597,422	1.7%
14.02	Comstock Park Retail	3,030,491	3,030,491	0.5%
14.03	Grand Rapids Retail	2,491,324	2,491,324	0.4%
14.04	Bloomfield Hills Retail	1,450,173	1,450,173	0.2%
14.05	Mattress Distribution Center	1,180,590	1,180,590	0.2%
15	Rivercrest Realty Portfolio 2017	16,600,000	16,600,000	2.6%	15,217,682	N	1/25/2017	3/6/2017	2/6/2022	3/6/2022	2/6/2027		4.617000%	0.001790%	0.010200%	0.005000%	0.000500%
15.01	Towne Centre Village Retail Center	4,650,000	4,650,000	0.7%
15.02	Hillcrest Shopping Center	3,125,000	3,125,000	0.5%
15.03	Shippensburg Shopping Center	2,600,000	2,600,000	0.4%
15.04	Callaway Commons	2,575,000	2,575,000	0.4%
15.05	Tri-Rivers Plaza	2,350,000	2,350,000	0.4%
15.06	The Alta Vista Commons	1,300,000	1,300,000	0.2%
16	100 Ashford Center	15,662,000	15,662,000	2.5%	14,423,320	N	1/27/2017	3/1/2017	2/1/2022	3/1/2022	2/1/2027		4.910000%	0.001790%	0.010200%	0.005000%	0.000500%
17	340 Bryant	14,700,000	14,700,000	2.3%	13,691,287	N	2/10/2017	4/6/2017	3/6/2022	4/6/2022	3/6/2027		5.675000%	0.000000%	0.010200%	0.005000%	0.000500%
18	Quail Lakes Shopping Center	13,100,000	13,100,000	2.1%	10,661,036	N	2/28/2017	4/6/2017		4/6/2017	3/6/2027		4.691700%	0.001790%	0.010200%	0.005000%	0.000500%
19	Crystal Lake Apartments	12,535,000	12,535,000	2.0%	12,535,000	N	1/25/2017	3/1/2017	2/1/2027		2/1/2027		4.300000%	0.001790%	0.010200%	0.005000%	0.000500%
20	Empire Tower II	10,300,000	10,300,000	1.6%	8,908,988	N	2/10/2017	3/11/2017	2/11/2019	3/11/2019	2/11/2027		4.990000%	0.001790%	0.010200%	0.005000%	0.000500%
21	Empire Tower III	10,150,000	10,150,000	1.6%	8,777,021	N	2/10/2017	3/11/2017	2/11/2019	3/11/2019	2/11/2027		4.980000%	0.001790%	0.010200%	0.005000%	0.000500%
22	Center Ithaca	10,000,000	10,000,000	1.6%	8,302,313	N	3/3/2017	4/6/2017		4/6/2017	3/6/2027		5.302000%	0.001790%	0.010200%	0.005000%	0.000500%
23	Horizon Village Square	10,000,000	10,000,000	1.6%	10,000,000	N	1/3/2017	3/1/2017	2/1/2027		2/1/2027		5.400000%	0.001790%	0.010200%	0.005000%	0.000500%
24	Haynes Furniture Store	9,500,000	9,467,152	1.5%	7,126,363	Y	12/23/2016	2/1/2017		2/1/2017	1/1/2027	12/1/2031	5.097000%	0.001790%	0.010200%	0.045000%	0.000500%
25	Hampton Inn Munster	9,300,000	9,300,000	1.5%	7,767,826	N	3/1/2017	4/6/2017		4/6/2017	3/6/2027		5.494000%	0.001790%	0.010200%	0.005000%	0.000500%
26	North Hills Village Apartments	7,700,000	7,700,000	1.2%	7,700,000	N	1/31/2017	3/11/2017	2/11/2027		2/11/2027		5.040000%	0.001790%	0.010200%	0.005000%	0.000500%
27	East Side Plaza - LA	7,020,000	7,020,000	1.1%	6,034,598	N	2/7/2017	3/11/2017	2/11/2019	3/11/2019	2/11/2027		5.180000%	0.001790%	0.010200%	0.062500%	0.000500%
28	Fairfield Inn & Suites - Bend, OR	6,600,000	6,590,302	1.0%	5,848,756	N	1/31/2017	3/11/2017		3/11/2017	2/11/2024		5.060000%	0.001790%	0.010200%	0.005000%	0.000500%
29	Lawai Cannery Self-Storage	6,500,000	6,500,000	1.0%	6,500,000	N	3/6/2017	4/1/2017	4/1/2027		4/1/2027		4.490000%	0.001790%	0.010200%	0.052500%	0.000500%
30	The Promenade Shopping Centre	5,900,000	5,900,000	0.9%	4,446,958	N	3/1/2017	4/11/2017		4/11/2017	3/11/2027		5.220000%	0.001790%	0.010200%	0.062500%	0.000500%
31	StoreSmart Conway	4,800,000	4,788,707	0.8%	4,006,499	N	12/13/2016	2/6/2017		2/6/2017	1/6/2027		5.482200%	0.001790%	0.010200%	0.005000%	0.000500%
32	SPS - Gaithersburg	4,720,000	4,720,000	0.7%	4,146,622	N	2/14/2017	4/11/2017	3/11/2020	4/11/2020	3/11/2027		4.660000%	0.001790%	0.010200%	0.005000%	0.000500%
33	CT Storage Outlet Pomona	4,500,000	4,477,003	0.7%	2,814,357	N	12/14/2016	2/11/2017		2/11/2017	1/11/2027		4.820000%	0.001790%	0.010200%	0.005000%	0.000500%
34	Shops at The Artisan	3,000,000	3,000,000	0.5%	3,000,000	N	3/1/2017	4/1/2017	3/1/2027		3/1/2027		4.940000%	0.001790%	0.010200%	0.005000%	0.000500%
35	The Milliken Building	2,800,000	2,800,000	0.4%	1,766,214	N	2/17/2017	4/1/2017		4/1/2017	3/1/2027		5.020000%	0.001790%	0.010200%	0.005000%	0.000500%
36	South Houston Self Storage	2,100,000	2,094,959	0.3%	1,746,168	N	12/28/2016	2/11/2017		2/11/2017	1/11/2027		5.360000%	0.001790%	0.010200%	0.005000%	0.000500%
37	Snellville Place	2,075,000	2,075,000	0.3%	1,722,621	N	2/21/2017	4/11/2017		4/11/2017	3/11/2027		5.300000%	0.001790%	0.010200%	0.005000%	0.000500%

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.) (3)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning
1	123 William Street	0.000375%	4.648135%	Actual/360	246,396.12	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0
2	The Davenport	0.000375%	4.202135%	Actual/360	196,103.01	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1
3	Center West	0.000375%	4.417135%	Actual/360	149,886.57	Interest-only, Balloon	Actual/360	120	117	120	117	0	0	3
4	KOMO Plaza	0.000375%	4.283225%	Actual/360	118,056.59	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2
5	Santa Rosa Office Portfolio	0.000375%	4.562135%	Actual/360	163,342.96	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1
5.01	100-120 Stony Point Road
5.02	131 Stony Circle
5.03	3333 Mendocino Avenue
5.04	70 Stony Point Road
6	IPCC Texas Self Storage Portfolio	0.000375%	4.912135%	Actual/360	167,753.78	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0
6.01	Coulter
6.02	Lubbock
6.03	Paramount
6.04	Tradewinds
6.05	AA 45th
6.06	Quail Creek
6.07	West 34th
6.08	Bell Street
6.09	Plainview
7	ExchangeRight Net Leased Portfolio 15	0.000375%	4.361135%	Actual/360	115,435.31	Interest-only, Balloon	Actual/360	121	121	121	121	0	0	0
7.01	Hobby Lobby - Brunswick, GA
7.02	Goodwill - Skokie, IL
7.03	CVS Pharmacy - Bolingbrook, IL
7.04	Walgreens - Independence, MO
7.05	Indianapolis Osteopathic Hospital, Inc
7.06	Walgreens - Arlington, TX
7.07	Fresenius Medical Care - St. Louis, MO
7.08	Advance Auto Parts - Mokena, IL
7.09	Advance Auto Parts - Norcross, GA
7.10	Dollar General - Gadsden, AL
7.11	Dollar General - Saint Amant, LA
7.12	Dollar General - Hammond, LA
7.13	Dollar General - Baton Rouge, LA
7.14	Dollar General - Sugar Creek, MO
7.15	Dollar General - Goshen, IN
7.16	Family Dollar - Baton Rouge, LA
8	1166 Avenue of the Americas	0.000375%	5.262725%	Actual/360	128,227.80	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1
9	Hotel Wilshire	0.000375%	4.832135%	Actual/360	136,144.49	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0
10	Anaheim Marriott Suites	0.000375%	5.379125%	Actual/360	134,695.49	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1
11	The Summit Birmingham	0.000375%	4.745925%	Actual/360	91,734.64	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2
12	Connecticut Financial Center	0.000375%	4.779635%	Actual/360	119,326.99	Amortizing Balloon		120	119	0	0	360	359	1
13	Merrill Lynch Drive	0.000375%	3.913925%	Actual/360	68,601.24	Interest-only, ARD	Actual/360	60	59	60	59	0	0	1
14	Art Van Portfolio	0.000375%	4.945925%	Actual/360	100,219.06	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0
14.01	Warren Distribution Center
14.02	Comstock Park Retail
14.03	Grand Rapids Retail
14.04	Bloomfield Hills Retail
14.05	Mattress Distribution Center
15	Rivercrest Realty Portfolio 2017	0.000375%	4.599135%	Actual/360	85,267.70	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1
15.01	Towne Centre Village Retail Center
15.02	Hillcrest Shopping Center
15.03	Shippensburg Shopping Center
15.04	Callaway Commons
15.05	Tri-Rivers Plaza
15.06	The Alta Vista Commons
16	100 Ashford Center	0.000375%	4.892135%	Actual/360	83,217.64	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1
17	340 Bryant	0.000375%	5.658925%	Actual/360	85,086.12	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0
18	Quail Lakes Shopping Center	0.000375%	4.673835%	Actual/360	67,876.22	Amortizing Balloon		120	120	0	0	360	360	0
19	Crystal Lake Apartments	0.000375%	4.282135%	Actual/360	45,540.93	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1
20	Empire Tower II	0.000375%	4.972135%	Actual/360	55,229.70	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1
21	Empire Tower III	0.000375%	4.962135%	Actual/360	54,363.40	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1
22	Center Ithaca	0.000375%	5.284135%	Actual/360	55,542.89	Amortizing Balloon		120	120	0	0	360	360	0
23	Horizon Village Square	0.000375%	5.382135%	Actual/360	45,625.00	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1
24	Haynes Furniture Store	0.000375%	5.039135%	Actual/360	56,074.26	Amortizing ARD		120	118	0	0	300	298	2
25	Hampton Inn Munster	0.000375%	5.476135%	Actual/360	52,769.37	Amortizing Balloon		120	120	0	0	360	360	0
26	North Hills Village Apartments	0.000375%	5.022135%	Actual/360	32,789.17	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1
27	East Side Plaza - LA	0.000375%	5.104635%	Actual/360	39,018.12	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	348	348	1
28	Fairfield Inn & Suites - Bend, OR	0.000375%	5.042135%	Actual/360	35,672.64	Amortizing Balloon		84	83	0	0	360	359	1
29	Lawai Cannery Self-Storage	0.000375%	4.424635%	Actual/360	24,658.62	Interest-only, Balloon	Actual/360	121	121	121	121	0	0	0
30	The Promenade Shopping Centre	0.000375%	5.144635%	Actual/360	35,251.27	Amortizing Balloon		120	120	0	0	300	300	0
31	StoreSmart Conway	0.000375%	5.464335%	Actual/360	27,200.29	Amortizing Balloon		120	118	0	0	360	358	2
32	SPS - Gaithersburg	0.000375%	4.642135%	Actual/360	24,366.35	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0
33	CT Storage Outlet Pomona	0.000375%	4.802135%	Actual/360	29,252.37	Amortizing Balloon		120	118	0	0	240	238	2
34	Shops at The Artisan	0.000375%	4.922135%	Actual/360	12,521.53	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0
35	The Milliken Building	0.000375%	5.002135%	Actual/360	18,509.71	Amortizing Balloon		120	120	0	0	240	240	0
36	South Houston Self Storage	0.000375%	5.342135%	Actual/360	11,739.77	Amortizing Balloon		120	118	0	0	360	358	2
37	Snellville Place	0.000375%	5.282135%	Actual/360	11,522.57	Amortizing Balloon		120	120	0	0	360	360	0

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Prepayment Provisions	Grace Period Default (Days)	Grace Period Late (Days) (4)	Appraised Value ($) (5)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x) (6)
1	123 William Street	GRTR 1% or YM(24),GRTR 1% or YM or D(92),O(4)	0	0	290,000,000	2/1/2017									1.77
2	The Davenport	L(25),D(90),O(5)	0	5	214,000,000	11/1/2018									2.01
3	Center West	L(24),GRTR 2% or YM(92),O(4)	0	5	209,000,000	10/20/2016									2.15
4	KOMO Plaza	L(26),D(90),O(4)	0	5	278,000,000	10/26/2016									2.59
5	Santa Rosa Office Portfolio	L(25),D(90),O(5)	0	0	46,200,000	1/3/2017									1.69
5.01	100-120 Stony Point Road				27,750,000	1/3/2017
5.02	131 Stony Circle				9,000,000	1/3/2017
5.03	3333 Mendocino Avenue				6,150,000	1/3/2017
5.04	70 Stony Point Road				3,300,000	1/3/2017
6	IPCC Texas Self Storage Portfolio	L(24),GRTR 1% or YM(92),O(4)	0	0	54,500,000	10/28/2016									1.65
6.01	Coulter				8,230,000	10/28/2016
6.02	Lubbock				7,850,000	10/28/2016
6.03	Paramount				6,190,000	10/28/2016
6.04	Tradewinds				6,080,000	10/28/2016
6.05	AA 45th				6,590,000	10/28/2016
6.06	Quail Creek				5,720,000	10/28/2016
6.07	West 34th				5,110,000	10/28/2016
6.08	Bell Street				4,710,000	10/28/2016
6.09	Plainview				4,020,000	10/28/2016
7	ExchangeRight Net Leased Portfolio 15	L(24),D(93),O(4)	0	0	52,025,000	Various									2.15
7.01	Hobby Lobby - Brunswick, GA				6,950,000	2/15/2017
7.02	Goodwill - Skokie, IL				6,600,000	11/2/2016
7.03	CVS Pharmacy - Bolingbrook, IL				5,900,000	2/4/2017
7.04	Walgreens - Independence, MO				4,900,000	12/1/2016
7.05	Indianapolis Osteopathic Hospital, Inc				4,650,000	2/8/2017
7.06	Walgreens - Arlington, TX				4,300,000	2/1/2017
7.07	Fresenius Medical Care - St. Louis, MO				3,700,000	2/7/2017
7.08	Advance Auto Parts - Mokena, IL				2,300,000	2/4/2017
7.09	Advance Auto Parts - Norcross, GA				2,100,000	2/9/2017
7.10	Dollar General - Gadsden, AL				1,800,000	1/23/2017
7.11	Dollar General - Saint Amant, LA				1,700,000	2/5/2017
7.12	Dollar General - Hammond, LA				1,650,000	2/5/2017
7.13	Dollar General - Baton Rouge, LA				1,500,000	2/5/2017
7.14	Dollar General - Sugar Creek, MO				1,375,000	12/7/2016
7.15	Dollar General - Goshen, IN				1,400,000	2/4/2017
7.16	Family Dollar - Baton Rouge, LA				1,200,000	2/5/2017
8	1166 Avenue of the Americas	L(25),D(88),O(7)	0	0	225,000,000	1/1/2017									1.90
9	Hotel Wilshire	L(24),D(92),O(4)	0	5	40,000,000	12/22/2016									1.88
10	Anaheim Marriott Suites	L(25),D(91),O(4)	0	0	83,000,000	12/5/2016									1.90
11	The Summit Birmingham	L(26),D(87),O(7)	0	0	383,000,000	11/7/2016									1.80
12	Connecticut Financial Center	L(25),D(90),O(5)	0	0	70,000,000	12/27/2016									2.45
13	Merrill Lynch Drive	GRTR 0.5% or YM(56),O(4)	0	5	153,000,000	1/3/2017									2.97
14	Art Van Portfolio	L(24),D(89),O(7)	0	0	100,850,000	Various									1.57
14.01	Warren Distribution Center				57,000,000	1/30/2017
14.02	Comstock Park Retail				16,300,000	1/27/2017
14.03	Grand Rapids Retail				13,400,000	1/27/2017
14.04	Bloomfield Hills Retail				7,800,000	1/31/2017
14.05	Mattress Distribution Center				6,350,000	1/31/2017
15	Rivercrest Realty Portfolio 2017	L(25),D(90),O(5)	0	0	24,900,000	Various									2.07
15.01	Towne Centre Village Retail Center				7,050,000	12/22/2016
15.02	Hillcrest Shopping Center				4,450,000	12/26/2016
15.03	Shippensburg Shopping Center				3,800,000	12/19/2016
15.04	Callaway Commons				3,900,000	12/22/2016
15.05	Tri-Rivers Plaza				3,300,000	12/22/2016
15.06	The Alta Vista Commons				2,400,000	12/22/2016
16	100 Ashford Center	L(24),GRTR 1% or YM(92),O(4)	0	0	22,500,000	1/4/2017									1.65
17	340 Bryant	L(24),D(90),O(6)	0	0	52,000,000	1/9/2017									1.47
18	Quail Lakes Shopping Center	L(24),D(92),O(4)	0	5, no more than once in any 12 month period	21,700,000	1/9/2017									1.75
19	Crystal Lake Apartments	L(25),D(91),O(4)	0	0	20,100,000	12/16/2016									2.38
20	Empire Tower II	L(25),GRTR 1% or YM(91),O(4)	0	0	15,680,000	11/10/2016									1.46
21	Empire Tower III	L(25),GRTR 1% or YM(91),O(4)	0	0	15,400,000	11/10/2016									1.55
22	Center Ithaca	L(24),D(92),O(4)	0	0	15,850,000	10/6/2016									1.45
23	Horizon Village Square	L(25),D(91),O(4)	0	0	15,600,000	10/24/2016									1.82
24	Haynes Furniture Store	L(26),D(89),O(5)	5	5	17,450,000	11/10/2016									2.17
25	Hampton Inn Munster	L(24),D(92),O(4)	0	0	14,300,000	12/22/2016									1.81
26	North Hills Village Apartments	L(25),D(91),O(4)	0	0	15,100,000	1/4/2017									2.31
27	East Side Plaza - LA	L(25),D(91),O(4)	0	0	10,250,000	1/9/2017									1.76
28	Fairfield Inn & Suites - Bend, OR	L(25),GRTR 1% or YM or D(52),O(7)	0	5	13,600,000	12/22/2017									2.95
29	Lawai Cannery Self-Storage	L(61),GRTR 1% or YM(48),O(12)	0	0	17,000,000	12/3/2016									3.76
30	The Promenade Shopping Centre	L(24),D(92),O(4)	0	0	8,550,000	1/15/2017									1.66
31	StoreSmart Conway	L(26),D(90),O(4)	0	0	8,180,000	8/28/2016									1.36
32	SPS - Gaithersburg	L(24),GRTR 1% or YM or D(89),O(7)	0	0	8,975,000	1/10/2017									1.67
33	CT Storage Outlet Pomona	L(26),D(81),O(13)	0	5	8,850,000	11/16/2016									1.83
34	Shops at The Artisan	L(24),D(92),O(4)	5	5	5,100,000	1/12/2017									2.14
35	The Milliken Building	L(24),D(92),O(4)	0	0	7,100,000	1/23/2017									2.21
36	South Houston Self Storage	L(26),D(90),O(4)	0	0	3,500,000	11/17/2016									1.77
37	Snellville Place	L(24),D(92),O(4)	0	0	3,025,000	1/10/2017									1.52

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W NCF DSCR (x) (6)	Cut-off Date LTV Ratio (5) (6)	LTV Ratio at Maturity or ARD (5) (6)	Cut-off Date U/W NOI Debt Yield (6)	Cut-off Date U/W NCF Debt Yield (6)	U/W Revenues ($) (7)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate (8)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period (9)
1	123 William Street	1.56	48.3%	48.3%	8.4%	7.4%	22,111,086	10,391,444	11,719,642	109,043	1,269,897	10,340,702	91.7%	1/31/2017			Actual 2016
2	The Davenport	1.86	49.1%	49.1%	8.6%	8.0%	13,321,827	4,276,442	9,045,386	46,173	630,441	8,368,772	93.2%	1/31/2017			Annualized 11 11/30/2016
3	Center West	1.94	38.3%	38.3%	9.7%	8.7%	13,841,932	6,099,920	7,742,012	69,860	681,519	6,990,633	57.1%	11/2/2016			TTM 8/31/2016
4	KOMO Plaza	2.47	50.0%	50.0%	11.3%	10.8%	22,049,734	6,350,267	15,699,467	58,230	657,796	14,983,440	91.1%	9/30/2016			TTM 10/31/2016
5	Santa Rosa Office Portfolio	1.44	69.0%	60.6%	10.4%	8.8%	6,343,231	3,033,656	3,309,575	175,171	314,694	2,819,710	86.4%	1/1/2017			Actual 2016
5.01	100-120 Stony Point Road						3,690,667	1,734,901	1,955,767	93,988	206,389	1,655,390	85.5%	1/1/2017			Actual 2016
5.02	131 Stony Circle						1,404,054	760,515	643,538	60,041	87,762	495,735	87.5%	1/1/2017			Actual 2016
5.03	3333 Mendocino Avenue						810,283	338,845	471,438	9,363	0	462,076	88.7%	1/1/2017			Actual 2016
5.04	70 Stony Point Road						438,226	199,395	238,832	11,780	20,543	206,509	86.4%	1/1/2017			Actual 2016
6	IPCC Texas Self Storage Portfolio	1.62	57.8%	53.3%	10.6%	10.3%	5,166,920	1,840,770	3,326,150	74,870	0	3,251,280	79.4%	1/31/2017			Actual 2016
6.01	Coulter						802,353	250,917	551,436	10,238	0	541,198	83.0%	1/31/2017			Actual 2016
6.02	Lubbock						644,786	234,323	410,463	7,731	0	402,732	71.0%	1/31/2017			Actual 2016
6.03	Paramount						633,971	252,995	380,976	6,504	0	374,472	86.5%	1/31/2017			Actual 2016
6.04	Tradewinds						545,500	198,472	347,028	10,324	0	336,704	72.0%	1/31/2017			Actual 2016
6.05	AA 45th						585,701	182,213	403,487	15,649	0	387,838	75.2%	1/31/2017			Actual 2016
6.06	Quail Creek						486,801	188,700	298,101	6,230	0	291,871	82.4%	1/31/2017			Actual 2016
6.07	West 34th						501,744	174,858	326,886	6,078	0	320,809	83.2%	1/31/2017			Actual 2016
6.08	Bell Street						480,671	172,891	307,780	5,363	0	302,417	85.2%	1/31/2017			Actual 2016
6.09	Plainview						485,393	185,400	299,993	6,754	0	293,240	82.9%	1/31/2017			Actual 2016
7	ExchangeRight Net Leased Portfolio 15	2.09	60.0%	60.0%	9.6%	9.3%	3,440,805	458,133	2,982,672	24,973	67,549	2,890,150	100.0%	3/1/2017			NAV
7.01	Hobby Lobby - Brunswick, GA						386,119	18,356	367,762	8,250	21,248	338,264	100.0%	3/1/2017			NAV
7.02	Goodwill - Skokie, IL						528,448	175,593	352,855	3,128	19,553	330,174	100.0%	3/1/2017			NAV
7.03	CVS Pharmacy - Bolingbrook, IL						400,197	69,019	331,178	1,952	0	329,226	100.0%	3/1/2017			NAV
7.04	Walgreens - Independence, MO						311,594	9,847	301,747	3,780	0	297,967	100.0%	3/1/2017			NAV
7.05	Indianapolis Osteopathic Hospital, Inc						297,833	45,071	252,762	2,266	13,752	236,744	100.0%	3/1/2017			NAV
7.06	Walgreens - Arlington, TX						254,566	10,157	244,410	2,086	0	242,324	100.0%	3/1/2017			NAV
7.07	Fresenius Medical Care - St. Louis, MO						219,949	8,640	211,310	1,125	8,410	201,775	100.0%	3/1/2017			NAV
7.08	Advance Auto Parts - Mokena, IL						168,484	33,478	135,006	0	0	135,006	100.0%	3/1/2017			NAV
7.09	Advance Auto Parts - Norcross, GA						145,280	16,497	128,783	1,050	0	127,733	100.0%	3/1/2017			NAV
7.10	Dollar General - Gadsden, AL						124,129	8,814	115,315	0	0	115,315	100.0%	3/1/2017			NAV
7.11	Dollar General - Saint Amant, LA						107,527	6,586	100,940	0	0	100,940	100.0%	3/1/2017			NAV
7.12	Dollar General - Hammond, LA						113,874	12,696	101,178	0	0	101,178	100.0%	3/1/2017			NAV
7.13	Dollar General - Baton Rouge, LA						106,723	13,500	93,223	0	0	93,223	100.0%	3/1/2017			NAV
7.14	Dollar General - Sugar Creek, MO						95,969	7,725	88,244	1,336	0	86,908	100.0%	3/1/2017			NAV
7.15	Dollar General - Goshen, IN						103,030	18,642	84,388	0	0	84,388	100.0%	3/1/2017			NAV
7.16	Family Dollar - Baton Rouge, LA						77,084	3,513	73,571	0	4,586	68,985	100.0%	3/1/2017			NAV
8	1166 Avenue of the Americas	1.79	37.8%	37.8%	10.2%	9.6%	14,201,718	5,559,507	8,642,211	19,538	470,730	8,151,944	91.5%	1/24/2017			TTM 10/31/2016
9	Hotel Wilshire	1.71	64.5%	59.4%	11.9%	10.8%	7,198,705	4,119,740	3,078,965	287,948	0	2,791,017	89.2%	12/31/2016	276	246	Actual 2016
10	Anaheim Marriott Suites	1.62	65.1%	60.3%	12.8%	10.9%	20,320,665	13,418,469	6,902,196	1,015,489	0	5,886,707	88.2%	12/31/2016	131	115	Actual 2016
11	The Summit Birmingham	1.68	54.3%	54.3%	8.7%	8.1%	24,205,097	6,134,767	18,070,330	112,991	1,073,437	16,883,902	98.5%	12/14/2016			Actual 2016
12	Connecticut Financial Center	1.95	64.9%	53.1%	15.4%	12.3%	14,291,406	7,284,556	7,006,849	70,538	1,339,944	5,596,368	84.1%	1/1/2017			Actual 2016
13	Merrill Lynch Drive	2.95	67.7%	67.7%	11.8%	11.7%	12,496,038	249,921	12,246,117	83,076	0	12,163,041	100.0%	3/1/2017			NAV
14	Art Van Portfolio	1.47	68.2%	58.9%	10.1%	9.4%	7,134,388	214,032	6,920,356	185,242	243,737	6,491,378	100.0%	3/1/2017			NAV
14.01	Warren Distribution Center						3,978,976	119,369	3,859,607	105,689	97,133	3,656,785	100.0%	3/1/2017			NAV
14.02	Comstock Park Retail						1,178,427	35,353	1,143,074	25,355	54,147	1,063,572	100.0%	3/1/2017			NAV
14.03	Grand Rapids Retail						968,421	29,053	939,369	23,888	44,492	870,988	100.0%	3/1/2017			NAV
14.04	Bloomfield Hills Retail						566,984	17,010	549,974	17,407	26,056	506,512	100.0%	3/1/2017			NAV
14.05	Mattress Distribution Center						441,580	13,247	428,333	12,902	21,909	393,521	100.0%	3/1/2017			NAV
15	Rivercrest Realty Portfolio 2017	1.86	66.7%	61.1%	12.7%	11.4%	2,820,074	704,207	2,115,867	37,178	179,814	1,898,875	92.9%	2/1/2017			Various
15.01	Towne Centre Village Retail Center						733,524	193,420	540,104	5,040	28,555	506,508	100.0%	2/1/2017			Annualized 9 7/31/2016
15.02	Hillcrest Shopping Center						462,439	81,745	380,695	4,881	26,656	349,157	85.6%	2/1/2017			Annualized 9 9/30/2016
15.03	Shippensburg Shopping Center						527,372	151,693	375,680	10,204	36,823	328,653	87.8%	2/1/2017			TTM 9/30/2016
15.04	Callaway Commons						484,686	152,847	331,838	4,448	32,782	294,609	100.0%	2/1/2017			Annualized 7 7/31/2016
15.05	Tri-Rivers Plaza						333,021	61,130	271,891	3,660	19,263	248,968	100.0%	2/1/2017			Annualized 9 9/30/2016
15.06	The Alta Vista Commons						279,033	63,372	215,660	8,945	35,735	170,981	85.1%	2/1/2017			Annualized 3 3/31/2016
16	100 Ashford Center	1.45	69.6%	64.1%	10.5%	9.2%	3,152,285	1,503,012	1,649,273	38,958	163,134	1,447,181	92.1%	12/31/2016			TTM 11/30/2016
17	340 Bryant	1.43	59.0%	55.0%	10.2%	10.0%	4,393,984	1,261,563	3,132,422	12,454	62,270	3,057,698	100.0%	2/8/2017			Actual 2016
18	Quail Lakes Shopping Center	1.60	60.4%	49.1%	10.9%	10.0%	2,142,183	720,718	1,421,465	28,080	86,765	1,306,620	96.8%	2/16/2017			Actual 2016
19	Crystal Lake Apartments	2.27	62.4%	62.4%	10.4%	9.9%	2,373,355	1,075,089	1,298,266	56,000	0	1,242,266	96.4%	1/11/2017			TTM 10/31/2016
20	Empire Tower II	1.31	65.7%	56.8%	9.4%	8.4%	1,578,379	612,098	966,280	14,008	83,417	868,856	96.3%	12/15/2016			Actual 2016
21	Empire Tower III	1.42	65.9%	57.0%	10.0%	9.1%	1,705,796	691,597	1,014,199	15,043	75,917	923,238	100.0%	12/15/2016			Actual 2016
22	Center Ithaca	1.36	63.1%	52.4%	9.6%	9.1%	1,664,973	700,619	964,353	24,896	33,391	906,067	92.2%	3/3/2017			TTM 1/31/2017
23	Horizon Village Square	1.69	64.1%	64.1%	10.0%	9.2%	1,364,445	365,568	998,877	10,290	64,313	924,274	92.0%	12/1/2016			TTM 9/30/2016
24	Haynes Furniture Store	2.11	54.3%	40.8%	15.5%	15.0%	2,187,525	724,524	1,463,001	42,084	0	1,420,918	100.0%	3/1/2017			TTM 9/30/2016
25	Hampton Inn Munster	1.60	65.0%	54.3%	12.4%	10.9%	3,358,115	2,209,343	1,148,773	134,325	0	1,014,448	80.2%	12/31/2016	124	99	Actual 2016
26	North Hills Village Apartments	2.19	51.0%	51.0%	11.8%	11.2%	1,719,025	808,475	910,550	50,318	0	860,232	99.4%	12/21/2016			Actual 2016
27	East Side Plaza - LA	1.57	68.5%	58.9%	11.7%	10.5%	1,223,853	401,060	822,793	15,752	73,173	733,867	88.0%	1/1/2017			Actual 2016
28	Fairfield Inn & Suites - Bend, OR	2.64	48.5%	43.0%	19.2%	17.2%	3,307,613	2,043,074	1,264,539	132,305	0	1,132,234	82.3%	1/31/2017	147	111	TTM 1/31/2017
29	Lawai Cannery Self-Storage	3.70	38.2%	38.2%	17.1%	16.8%	1,475,698	362,289	1,113,408	18,981	0	1,094,428	86.9%	11/28/2016			TTM 10/31/2016
30	The Promenade Shopping Centre	1.47	69.0%	52.0%	11.9%	10.5%	1,061,158	358,267	702,892	14,255	67,846	620,791	84.7%	1/1/2017			Actual 2016
31	StoreSmart Conway	1.34	58.5%	49.0%	9.3%	9.1%	687,549	243,619	443,930	7,723	0	436,208	70.0%	1/31/2017			TTM 1/31/2017
32	SPS - Gaithersburg	1.64	52.6%	46.2%	10.3%	10.2%	823,131	334,973	488,158	8,250	0	479,908	83.9%	11/30/2016			TTM 11/30/2016
33	CT Storage Outlet Pomona	1.79	50.6%	31.8%	14.4%	14.0%	1,189,794	546,146	643,648	15,039	0	628,609	88.2%	12/12/2016			Actual 2016
34	Shops at The Artisan	2.02	58.8%	58.8%	10.7%	10.1%	463,260	141,032	322,228	2,172	16,294	303,761	100.0%	2/1/2017			Actual 2016
35	The Milliken Building	2.06	39.4%	24.9%	17.6%	16.4%	517,715	25,997	491,719	10,246	23,264	458,209	100.0%	3/1/2017			Actual 2016
36	South Houston Self Storage	1.69	59.9%	49.9%	11.9%	11.4%	485,521	235,858	249,663	11,696	0	237,967	88.7%	12/15/2016			Actual 2016
37	Snellville Place	1.42	68.6%	56.9%	10.1%	9.5%	281,015	71,286	209,729	2,810	10,437	196,482	100.0%	2/21/2017			Actual 2016

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)
1	123 William Street	19,744,372	10,265,603	9,478,769	0	9,478,769			Actual 2015	13,841,425	8,896,462	4,944,963	0	4,944,963			Actual 2014	11,300,309
2	The Davenport	9,865,147	4,014,999	5,850,147	0	5,850,147			Actual 2015	10,396,300	4,310,355	6,085,945	0	6,085,945			NAV	NAV
3	Center West	13,076,932	5,912,256	7,164,676	0	7,164,676			Actual 2015	12,153,426	5,478,358	6,675,068	0	6,675,068			Actual 2014	12,965,924
4	KOMO Plaza	21,273,805	6,387,537	14,886,268	0	14,886,268			Actual 2015	20,988,153	6,537,488	14,450,665	0	14,450,665			Actual 2014	22,222,906
5	Santa Rosa Office Portfolio	5,950,217	3,122,281	2,827,936	0	2,827,936			Actual 2015	5,957,017	2,859,674	3,097,343	0	3,097,343			Actual 2014	5,764,161
5.01	100-120 Stony Point Road	3,667,126	1,745,791	1,921,335	0	1,921,335			Actual 2015	3,353,756	1,642,172	1,711,584	0	1,711,584			Actual 2014	3,491,120
5.02	131 Stony Circle	1,200,500	866,951	333,549	0	333,549			Actual 2015	1,491,496	738,057	753,439	0	753,439			Actual 2014	1,161,326
5.03	3333 Mendocino Avenue	683,714	311,317	372,397	0	372,397			Actual 2015	644,291	285,795	358,495	0	358,495			Actual 2014	632,399
5.04	70 Stony Point Road	398,877	198,223	200,655	0	200,655			Actual 2015	467,475	193,650	273,825	0	273,825			Actual 2014	479,317
6	IPCC Texas Self Storage Portfolio	5,166,920	1,937,933	3,228,987	0	3,228,987			Actual 2015	4,836,539	1,952,771	2,883,768	0	2,883,768			Actual 2014	4,417,087
6.01	Coulter	802,353	271,688	530,665	0	530,665			Actual 2015	749,365	267,715	481,650	0	481,650			Actual 2014	658,663
6.02	Lubbock	644,786	232,354	412,432	0	412,432			Actual 2015	555,392	217,618	337,774	0	337,774			Actual 2014	531,542
6.03	Paramount	633,971	267,638	366,333	0	366,333			Actual 2015	600,394	280,374	320,020	0	320,020			Actual 2014	534,414
6.04	Tradewinds	545,500	203,642	341,858	0	341,858			Actual 2015	533,392	215,247	318,145	0	318,145			Actual 2014	473,142
6.05	AA 45th	585,701	201,004	384,697	0	384,697			Actual 2015	549,968	196,945	353,023	0	353,023			Actual 2014	501,910
6.06	Quail Creek	486,801	203,336	283,465	0	283,465			Actual 2015	486,194	203,084	283,110	0	283,110			Actual 2014	445,777
6.07	West 34th	501,744	186,914	314,830	0	314,830			Actual 2015	489,310	182,491	306,819	0	306,819			Actual 2014	472,779
6.08	Bell Street	480,671	173,739	306,931	0	306,931			Actual 2015	441,444	184,068	257,376	0	257,376			Actual 2014	393,032
6.09	Plainview	485,393	197,617	287,776	0	287,776			Actual 2015	431,080	205,228	225,852	0	225,852			Actual 2014	405,829
7	ExchangeRight Net Leased Portfolio 15	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.01	Hobby Lobby - Brunswick, GA	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.02	Goodwill - Skokie, IL	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.03	CVS Pharmacy - Bolingbrook, IL	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.04	Walgreens - Independence, MO	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.05	Indianapolis Osteopathic Hospital, Inc	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.06	Walgreens - Arlington, TX	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.07	Fresenius Medical Care - St. Louis, MO	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.08	Advance Auto Parts - Mokena, IL	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.09	Advance Auto Parts - Norcross, GA	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.10	Dollar General - Gadsden, AL	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.11	Dollar General - Saint Amant, LA	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.12	Dollar General - Hammond, LA	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.13	Dollar General - Baton Rouge, LA	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.14	Dollar General - Sugar Creek, MO	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.15	Dollar General - Goshen, IN	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.16	Family Dollar - Baton Rouge, LA	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
8	1166 Avenue of the Americas	11,824,052	5,476,727	6,347,326	0	6,347,326			Actual 2015	14,049,983	5,799,952	8,250,030	0	8,250,030			Actual 2014	14,533,677
9	Hotel Wilshire	7,216,910	4,028,560	3,188,350	0	3,188,350	276	246	Actual 2015	6,415,634	3,736,177	2,679,457	0	2,679,457	258	219	Actual 2014	6,383,169
10	Anaheim Marriott Suites	20,430,142	13,534,524	6,895,618	1,020,960	5,874,658	131	115	Actual 2015	19,932,343	13,207,701	6,724,642	995,888	5,728,754	130	113	Actual 2014	18,113,335
11	The Summit Birmingham	23,295,640	5,998,750	17,296,891	0	17,296,891			Actual 2015	26,934,666	7,344,888	19,589,779	0	19,589,779			Actual 2014	26,381,257
12	Connecticut Financial Center	13,785,546	7,491,670	6,293,876	0	6,293,876			Actual 2015	12,953,665	7,100,172	5,853,492	0	5,853,492			Actual 2014	13,274,759
13	Merrill Lynch Drive	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
14	Art Van Portfolio	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
14.01	Warren Distribution Center	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
14.02	Comstock Park Retail	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
14.03	Grand Rapids Retail	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
14.04	Bloomfield Hills Retail	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
14.05	Mattress Distribution Center	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
15	Rivercrest Realty Portfolio 2017	2,558,577	687,946	1,870,630	35,427	1,835,203			Actual 2015	2,480,774	706,024	1,774,750	73,652	1,701,098			Various	2,091,436
15.01	Towne Centre Village Retail Center	582,889	192,926	389,964	27,572	362,392			Actual 2015	562,980	187,811	375,169	20,556	354,613			Actual 2014	630,054
15.02	Hillcrest Shopping Center	450,008	102,010	347,998	0	347,998			Actual 2015	378,847	79,257	299,590	27,164	272,426			Actual 2014	343,998
15.03	Shippensburg Shopping Center	473,807	141,241	332,566	248	332,318			Actual 2015	480,541	169,535	311,006	23,160	287,846			Annualized 4 12/31/2014	140,775
15.04	Callaway Commons	479,613	126,017	353,595	7,607	345,988			Actual 2015	477,749	145,004	332,745	2,772	329,973			Actual 2014	428,532
15.05	Tri-Rivers Plaza	356,108	93,913	262,195	0	262,195			Actual 2015	367,178	71,433	295,745	0	295,745			Annualized 6 6/30/2014	357,890
15.06	The Alta Vista Commons	216,152	31,840	184,312	0	184,312			Actual 2015	213,479	52,984	160,495	0	160,495			Actual 2014	190,187
16	100 Ashford Center	2,972,300	1,445,841	1,526,459	0	1,526,459			Actual 2015	2,484,474	1,487,061	997,413	0	997,413			Actual 2014	2,098,545
17	340 Bryant	2,796,605	435,743	2,360,862	24,669	2,336,193			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18	Quail Lakes Shopping Center	1,938,127	782,696	1,155,431	0	1,155,431			Actual 2015	1,677,301	656,014	1,021,287	0	1,021,287			Actual 2014	1,694,702
19	Crystal Lake Apartments	2,284,864	1,062,672	1,222,193	0	1,222,193			Actual 2015	2,172,647	1,063,136	1,109,511	0	1,109,511			TTM 10/31/2014	2,016,597
20	Empire Tower II	1,415,349	632,583	782,766	0	782,766			Actual 2015	1,164,821	633,192	531,629	0	531,629			Actual 2014	1,285,806
21	Empire Tower III	1,766,459	711,653	1,054,806	0	1,054,806			Actual 2015	1,630,271	725,186	905,085	0	905,085			Actual 2014	1,631,212
22	Center Ithaca	1,812,982	716,664	1,096,318	0	1,096,318			Actual 2015	1,778,097	618,054	1,160,043	0	1,160,043			Actual 2014	1,690,697
23	Horizon Village Square	1,260,030	350,230	909,800	0	909,800			Actual 2015	1,248,863	335,756	913,106	0	913,106			Actual 2014	1,090,496
24	Haynes Furniture Store	2,229,203	651,069	1,578,134	0	1,578,134			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
25	Hampton Inn Munster	3,197,053	2,029,021	1,168,032	127,882	1,040,150	124	99	Actual 2015	3,435,616	2,075,384	1,360,232	137,425	1,222,807	126	102	Actual 2014	3,338,163
26	North Hills Village Apartments	1,781,565	781,282	1,000,283	0	1,000,283			Actual 2015	1,736,804	785,944	950,860	0	950,860			Actual 2014	1,624,110
27	East Side Plaza - LA	1,228,643	340,635	888,008	0	888,008			Actual 2015	1,274,699	388,144	886,556	0	886,556			Actual 2014	1,215,013
28	Fairfield Inn & Suites - Bend, OR	3,316,491	2,070,759	1,245,732	0	1,245,732	135	111	Actual 2015	3,067,424	1,889,470	1,177,954	0	1,177,954	128	103	Actual 2014	2,843,575
29	Lawai Cannery Self-Storage	1,451,013	354,970	1,096,042	0	1,096,042			Actual 2015	1,345,708	333,510	1,012,198	0	1,012,198			Actual 2014	1,246,948
30	The Promenade Shopping Centre	833,776	361,375	472,401	0	472,401			Actual 2015	926,027	361,068	564,959	0	564,959			Actual 2014	987,873
31	StoreSmart Conway	687,549	252,943	434,605	0	434,605			Actual 2015	704,353	259,836	444,517	0	444,517			Actual 2014	630,397
32	SPS - Gaithersburg	823,131	332,389	490,742	0	490,742			Actual 2015	806,505	333,459	473,046	0	473,046			Actual 2014	783,865
33	CT Storage Outlet Pomona	1,189,794	544,776	645,018	0	645,018			Actual 2015	1,144,437	531,048	613,389	0	613,389			Actual 2014	1,070,594
34	Shops at The Artisan	461,737	123,205	338,532	0	338,532			Actual 2015	430,223	122,613	307,610	0	307,610			Actual 2014	377,443
35	The Milliken Building	488,033	22,599	465,433	0	465,433			Actual 2015	532,398	26,938	505,460	0	505,460			Actual 2014	514,395
36	South Houston Self Storage	515,810	220,955	294,855	0	294,855			Actual 2015	420,821	203,516	217,306	0	217,306			Actual 2014	364,054
37	Snellville Place	301,469	89,964	211,505	0	211,505			Actual 2015	303,367	89,081	214,286	0	214,286			NAV	NAV

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name (8) (9) (10) (11) (12) (13)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name (10)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date
1	123 William Street	7,852,958	3,447,351	0	3,447,351			N	Planned Parenthood (Corporate)	65,242	12.0%	7/31/2031	U.S. Social Security Administration	48,221	8.8%	6/28/2022
2	The Davenport	NAV	NAV	NAV	NAV			N	HubSpot	185,448	80.3%	10/31/2027	Atlas Venture	18,674	8.1%	10/31/2017
3	Center West	5,536,272	7,429,652	0	7,429,652			N	Merrill Lynch	23,121	6.6%	4/30/2022	Aurora Capital Group	22,911	6.6%	3/31/2021
4	KOMO Plaza	6,688,572	15,534,334	0	15,534,334			N	Sinclair Broadcast Group	121,213	41.6%	12/31/2023	Internap Corporation	35,609	12.2%	2/28/2019
5	Santa Rosa Office Portfolio	2,821,718	2,942,443	0	2,942,443			N	Various	Various	Various	Various	Various	Various	Various	Various
5.01	100-120 Stony Point Road	1,558,564	1,932,556	0	1,932,556			N	Sutter Care at Home	18,532	9.3%	3/31/2020	Burr Pilger Mayer	17,676	8.9%	1/31/2020
5.02	131 Stony Circle	749,784	411,541	0	411,541			N	Sutter West Bay	18,754	23.2%	9/30/2024	Stony Point Executive Office	15,291	18.9%	12/31/2020
5.03	3333 Mendocino Avenue	311,146	321,253	0	321,253			N	Clement, Fitzpatrick, K.	10,291	27.1%	5/31/2018	Kaiser	9,841	25.9%	6/30/2017
5.04	70 Stony Point Road	202,224	277,093	0	277,093			N	Jeff Luchetti Construction	4,557	23.6%	4/30/2020	Aesthetic Laser & Vein Center	3,958	20.5%	10/31/2019
6	IPCC Texas Self Storage Portfolio	1,891,670	2,525,417	0	2,525,417			Y
6.01	Coulter	253,562	405,101	0	405,101			Y
6.02	Lubbock	214,502	317,040	0	317,040			Y
6.03	Paramount	259,441	274,973	0	274,973			Y
6.04	Tradewinds	214,720	258,422	0	258,422			Y
6.05	AA 45th	189,083	312,827	0	312,827			Y
6.06	Quail Creek	205,423	240,354	0	240,354			Y
6.07	West 34th	185,897	286,883	0	286,883			Y
6.08	Bell Street	171,502	221,530	0	221,530			Y
6.09	Plainview	197,543	208,286	0	208,286			Y
7	ExchangeRight Net Leased Portfolio 15	NAV	NAV	NAV	NAV			Y	Various	Various	Various	Various
7.01	Hobby Lobby - Brunswick, GA	NAV	NAV	NAV	NAV			Y	Hobby Lobby	55,000	100.0%	8/31/2031
7.02	Goodwill - Skokie, IL	NAV	NAV	NAV	NAV			Y	Goodwill	20,850	100.0%	10/27/2031
7.03	CVS Pharmacy - Bolingbrook, IL	NAV	NAV	NAV	NAV			Y	CVS Pharmacy	13,013	100.0%	1/31/2030
7.04	Walgreens - Independence, MO	NAV	NAV	NAV	NAV			Y	Walgreens	15,120	100.0%	7/31/2028
7.05	Indianapolis Osteopathic Hospital, Inc	NAV	NAV	NAV	NAV			Y	Indianapolis Osteopathic Hospital, Inc	15,109	100.0%	7/15/2029
7.06	Walgreens - Arlington, TX	NAV	NAV	NAV	NAV			Y	Walgreens	13,905	100.0%	8/31/2027
7.07	Fresenius Medical Care - St. Louis, MO	NAV	NAV	NAV	NAV			Y	Fresenius Medical Care	7,500	100.0%	5/25/2026
7.08	Advance Auto Parts - Mokena, IL	NAV	NAV	NAV	NAV			Y	Advance Auto Parts	6,831	100.0%	9/20/2027
7.09	Advance Auto Parts - Norcross, GA	NAV	NAV	NAV	NAV			Y	Advance Auto Parts	7,000	100.0%	12/31/2026
7.10	Dollar General - Gadsden, AL	NAV	NAV	NAV	NAV			Y	Dollar General	10,542	100.0%	3/31/2031
7.11	Dollar General - Saint Amant, LA	NAV	NAV	NAV	NAV			Y	Dollar General	9,026	100.0%	4/30/2030
7.12	Dollar General - Hammond, LA	NAV	NAV	NAV	NAV			Y	Dollar General	9,026	100.0%	6/30/2028
7.13	Dollar General - Baton Rouge, LA	NAV	NAV	NAV	NAV			Y	Dollar General	9,026	100.0%	2/28/2029
7.14	Dollar General - Sugar Creek, MO	NAV	NAV	NAV	NAV			Y	Dollar General	8,908	100.0%	3/31/2026
7.15	Dollar General - Goshen, IN	NAV	NAV	NAV	NAV			Y	Dollar General	9,100	100.0%	12/31/2031
7.16	Family Dollar - Baton Rouge, LA	NAV	NAV	NAV	NAV			Y	Family Dollar	8,320	100.0%	6/30/2031
8	1166 Avenue of the Americas	5,381,123	9,152,554	0	9,152,554			N	D.E. Shaw	78,150	40.0%	6/30/2024	Sprint	39,075	20.0%	1/31/2027
9	Hotel Wilshire	3,702,670	2,680,499	0	2,680,499	241	217	N
10	Anaheim Marriott Suites	12,332,792	5,780,543	906,544	4,873,999	122	104	N
11	The Summit Birmingham	6,966,130	19,415,128	0	19,415,128			N	Belk	163,480	24.0%	1/31/2018	RSM US LLP	35,724	5.2%	10/31/2021
12	Connecticut Financial Center	7,441,849	5,832,909	0	5,832,909			N	Yale University	84,442	18.0%	7/31/2019	G.S.A. US Attorney’s Office	58,601	12.5%	4/18/2022
13	Merrill Lynch Drive	NAV	NAV	NAV	NAV			N	Merrill Lynch Pierce Fenner & Smith Incorporated	553,841	100.0%	11/30/2024
14	Art Van Portfolio	NAV	NAV	NAV	NAV			Y	Art Van Furniture, Inc.	1,407,911	100.0%	2/28/2037
14.01	Warren Distribution Center	NAV	NAV	NAV	NAV			Y	Art Van Furniture, Inc.	1,056,890	100.0%	2/28/2037
14.02	Comstock Park Retail	NAV	NAV	NAV	NAV			Y	Art Van Furniture, Inc.	96,400	100.0%	2/28/2037
14.03	Grand Rapids Retail	NAV	NAV	NAV	NAV			Y	Art Van Furniture, Inc.	79,212	100.0%	2/28/2037
14.04	Bloomfield Hills Retail	NAV	NAV	NAV	NAV			Y	Art Van Furniture, Inc.	46,388	100.0%	2/28/2037
14.05	Mattress Distribution Center	NAV	NAV	NAV	NAV			Y	Art Van Furniture, Inc.	129,021	100.0%	2/28/2037
15	Rivercrest Realty Portfolio 2017	603,955	1,487,481	20,113	1,467,368			N	Various	Various	Various	Various	Various	Various	Various	Various
15.01	Towne Centre Village Retail Center	168,976	461,078	19,593	441,485			N	Dumas Karate	4,800	14.3%	MTM	Mattress Firm	3,600	10.7%	6/30/2017
15.02	Hillcrest Shopping Center	86,260	257,738	0	257,738			N	Dollar Tree	10,000	30.7%	6/30/2022	Baptist Convenient Care	4,240	13.0%	10/31/2025
15.03	Shippensburg Shopping Center	90,754	50,021	520	49,501			N	Wine & Spirits	4,800	15.1%	10/31/2018	Cato	3,600	11.3%	1/31/2020
15.04	Callaway Commons	135,456	293,076	0	293,076			N	Dollar Tree	10,000	33.7%	6/30/2018	Cato	3,900	13.2%	1/31/2018
15.05	Tri-Rivers Plaza	72,060	285,830	0	285,830			N	CATO	4,800	19.7%	1/31/2018	Hibbett	4,200	17.2%	6/30/2022
15.06	The Alta Vista Commons	50,449	139,738	0	139,738			N	Dollar Tree	8,015	28.7%	1/31/2019	Goodwill Industries of Danville Area, Inc.	4,805	17.2%	2/28/2023
16	100 Ashford Center	1,426,027	672,518	0	672,518			N	Southeastern Data Cooperative, Inc.	66,707	41.1%	6/30/2025	3M Company	30,401	18.7%	11/30/2017
17	340 Bryant	NAV	NAV	NAV	NAV	NAV	NAV	N	Switchfly, Inc.	47,673	76.6%	11/30/2025	Skullcandy, Inc.	14,597	23.4%	3/31/2023
18	Quail Lakes Shopping Center	625,002	1,069,700	0	1,069,700			N	Save Mart	42,167	30.0%	12/31/2019	Ross Dress for Less, Inc. / dd’s discounts	25,744	18.3%	1/31/2027
19	Crystal Lake Apartments	1,122,493	894,104	0	894,104			Y
20	Empire Tower II	615,177	670,629	0	670,629			N	Wells Fargo Bank, N.A.	25,482	36.4%	6/30/2019	CBRE, Inc.	14,400	20.6%	4/30/2024
21	Empire Tower III	705,801	925,410	0	925,410			N	Ajinomoto Windsor, Inc.	52,833	70.2%	11/30/2022	Aerotek, Inc.	9,778	13.0%	11/14/2018
22	Center Ithaca	648,153	1,042,544	0	1,042,544			N	New York State Dept of Labor	6,499	6.9%	6/30/2019	Finger Lakes Fitness, Inc.	4,628	4.9%	12/31/2020
23	Horizon Village Square	297,298	793,198	0	793,198			N	Buffalo Wild Wings	5,563	13.0%	4/30/2026	Wells Fargo Bank, N.A.	3,575	8.3%	7/31/2019
24	Haynes Furniture Store	NAV	NAV	NAV	NAV			N	Haynes Furniture Company, Inc.	300,597	100.0%	1/1/2034
25	Hampton Inn Munster	2,042,612	1,295,551	133,527	1,162,024	123	99	N
26	North Hills Village Apartments	807,167	816,943	0	816,943			N
27	East Side Plaza - LA	386,180	828,832	0	828,832			N	Michaels	23,875	30.3%	2/28/2022	Dollar Tree	12,000	15.2%	3/31/2020
28	Fairfield Inn & Suites - Bend, OR	1,644,929	1,198,646	0	1,198,646	118	96	N
29	Lawai Cannery Self-Storage	371,125	875,824	0	875,824			N
30	The Promenade Shopping Centre	394,842	593,032	0	593,032			N	Chow King Grill & Buffet	14,200	19.9%	12/31/2042	West Marine	9,485	13.3%	5/31/2021
31	StoreSmart Conway	269,829	360,568	0	360,568			N
32	SPS - Gaithersburg	319,318	464,547	0	464,547			N
33	CT Storage Outlet Pomona	506,714	563,880	0	563,880			N
34	Shops at The Artisan	118,195	259,248	0	259,248			N	Kaiser Permanente	5,442	50.1%	12/31/2019	Ted’s Montana Grill	4,235	39.0%	1/31/2022
35	The Milliken Building	25,312	489,083	0	489,083			N	Milliken & Company	102,460	100.0%	5/31/2021
36	South Houston Self Storage	205,204	158,850	0	158,850			N
37	Snellville Place	NAV	NAV	NAV	NAV			N	Hair Envy	2,400	17.1%	4/30/2021	FastSigns	1,600	11.4%	9/30/2018

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	3rd Largest Tenant Name (10)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name (8) (10) (13)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name (10) (11)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date
1	123 William Street	NYS Licensing	45,313	8.3%	7/31/2022	NYC Department of Youth & Community Development (“DYCD”)	40,610	7.4%	MTM	Securities Training Corporation	32,356	5.9%	6/30/2025
2	The Davenport	Nature Publishing Group	11,064	4.8%	4/30/2018
3	Center West	Radar Pictures	16,894	4.8%	9/20/2020	Wells Fargo Advisors	16,894	4.8%	7/31/2024	Rentech	16,567	4.7%	6/14/2020
4	KOMO Plaza	TierPoint Seattle Holdings	29,793	10.2%	6/30/2023	Amazon	13,483	4.6%	12/31/2017	Verizon	10,416	3.6%	1/31/2019
5	Santa Rosa Office Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
5.01	100-120 Stony Point Road	National Instruments	16,147	8.1%	2/28/2021	Flowmaster	14,984	7.5%	1/31/2018	Abbey Weitzenberg, Warren & Emery	13,558	6.8%	10/31/2020
5.02	131 Stony Circle	Community Child Care Council of Sonoma County	12,251	15.2%	3/31/2020	Horrigan Cole dba Cole Vocational Services	6,900	8.5%	4/30/2022	Peoples Bank	5,593	6.9%	12/30/2021
5.03	3333 Mendocino Avenue	Pacific Union	5,905	15.5%	9/30/2017	Summit Bank	4,761	12.5%	1/31/2022	First Mortgage Corp.	2,936	7.7%	3/31/2018
5.04	70 Stony Point Road	Stony Point Dental	3,042	15.7%	6/30/2021	US Bank	2,579	13.3%	6/30/2020	Pinnacle Capital Mortgage	2,555	13.2%	10/31/2021
6	IPCC Texas Self Storage Portfolio
6.01	Coulter
6.02	Lubbock
6.03	Paramount
6.04	Tradewinds
6.05	AA 45th
6.06	Quail Creek
6.07	West 34th
6.08	Bell Street
6.09	Plainview
7	ExchangeRight Net Leased Portfolio 15
7.01	Hobby Lobby - Brunswick, GA
7.02	Goodwill - Skokie, IL
7.03	CVS Pharmacy - Bolingbrook, IL
7.04	Walgreens - Independence, MO
7.05	Indianapolis Osteopathic Hospital, Inc
7.06	Walgreens - Arlington, TX
7.07	Fresenius Medical Care - St. Louis, MO
7.08	Advance Auto Parts - Mokena, IL
7.09	Advance Auto Parts - Norcross, GA
7.10	Dollar General - Gadsden, AL
7.11	Dollar General - Saint Amant, LA
7.12	Dollar General - Hammond, LA
7.13	Dollar General - Baton Rouge, LA
7.14	Dollar General - Sugar Creek, MO
7.15	Dollar General - Goshen, IN
7.16	Family Dollar - Baton Rouge, LA
8	1166 Avenue of the Americas	Arcesium	39,075	20.0%	6/30/2024	1166 EJM Tenant LLC	22,500	11.5%	8/1/2019
9	Hotel Wilshire
10	Anaheim Marriott Suites
11	The Summit Birmingham	Barnes & Noble	25,397	3.7%	2/1/2018	Gap	17,522	2.6%	3/31/2020	Brownell Travel	15,126	2.2%	3/31/2018
12	Connecticut Financial Center	The United Illuminating Company	51,307	10.9%	6/14/2022	Bank of America	39,835	8.5%	3/31/2021	Withers Bergman LLP	34,303	7.3%	3/31/2025
13	Merrill Lynch Drive
14	Art Van Portfolio
14.01	Warren Distribution Center
14.02	Comstock Park Retail
14.03	Grand Rapids Retail
14.04	Bloomfield Hills Retail
14.05	Mattress Distribution Center
15	Rivercrest Realty Portfolio 2017	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
15.01	Towne Centre Village Retail Center	Beauty World	3,600	10.7%	1/31/2021	T-Mobile	2,400	7.1%	1/31/2020	Paint & Brush LLC	2,400	7.1%	12/31/2021
15.02	Hillcrest Shopping Center	Palm Beach Tan	2,400	7.4%	1/31/2020	Lovely Nails	1,600	4.9%	5/31/2018	AT&T Authorized Retailer	1,600	4.9%	7/31/2020
15.03	Shippensburg Shopping Center	H&R Block	2,800	8.8%	10/31/2019	Chinatown Kitchen	2,400	7.5%	6/30/2018	Verizon Wireless	2,000	6.3%	12/31/2018
15.04	Callaway Commons	Sprint	2,800	9.4%	6/30/2018	Excel Therapy	2,800	9.4%	11/30/2017	Jackson Hewitt	1,750	5.9%	10/31/2019
15.05	Tri-Rivers Plaza	Shoe Dept	4,000	16.4%	2/28/2019	Panda Inn	3,200	13.1%	3/31/2022	Advance America Cash Advance	2,400	9.8%	6/30/2019
15.06	The Alta Vista Commons	Taste of Italy Pizza & Grill	3,200	11.4%	9/30/2017	Virginia A.B.C Store	3,200	11.4%	10/31/2021	Pizza Hut	1,600	5.7%	6/30/2019
16	100 Ashford Center	National Electronic Attachment, Inc.	12,267	7.6%	9/30/2021	Deluxe Financial Services, LLC	10,135	6.2%	9/4/2018	The Baer Group, LLC	5,650	3.5%	4/30/2019
17	340 Bryant
18	Quail Lakes Shopping Center	Office Max	25,077	17.9%	4/30/2021	El Torito	10,140	7.2%	12/31/2019	Applebee’s	4,990	3.6%	1/31/2028
19	Crystal Lake Apartments
20	Empire Tower II	David Evans and Associates, Inc	10,211	14.6%	9/30/2021	Merrill Lynch, Pierce, Fenner	8,016	11.4%	4/30/2020	Henry Schein, Inc.	2,797	4.0%	12/31/2018
21	Empire Tower III	The Hays Group, Inc.	5,708	7.6%	11/30/2021	R2 Logistics, Inc.	2,977	4.0%	1/31/2019	Eadie & Payne, LLP	2,295	3.1%	12/31/2018
22	Center Ithaca	Tompkins Trust Co.	4,300	4.6%	2/28/2018	WBA Research	3,463	3.7%	8/14/2021	Human Services Coalition	3,000	3.2%	4/14/2018
23	Horizon Village Square	Café Rio Inc	3,100	7.2%	7/31/2024	Grand China	2,800	6.5%	5/31/2026	Family ATA Martial Arts of Nevada LLC	2,765	6.4%	9/30/2018
24	Haynes Furniture Store
25	Hampton Inn Munster
26	North Hills Village Apartments
27	East Side Plaza - LA	Sumo Supreme Buffet	8,247	10.5%	7/31/2022	Guitar Center	7,500	9.5%	2/28/2023	HobbyTown USA	4,426	5.6%	12/31/2024
28	Fairfield Inn & Suites - Bend, OR
29	Lawai Cannery Self-Storage
30	The Promenade Shopping Centre	Scalini’s	7,712	10.8%	7/31/2020	Revive Consignment	7,000	9.8%	2/1/2019	Budokan	3,732	5.2%	MTM
31	StoreSmart Conway
32	SPS - Gaithersburg
33	CT Storage Outlet Pomona
34	Shops at The Artisan	Smoothie King	1,185	10.9%	5/31/2020
35	The Milliken Building
36	South Houston Self Storage
37	Snellville Place	Cricket Wireless	1,600	11.4%	9/30/2019	Golden Krust Bakery	1,550	11.0%	10/31/2017	Pizza Hut	1,500	10.7%	5/31/2019

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty
1	123 William Street	2/3/2017	1/31/2017				N	Y	Refinance	0	0	Springing			0	Springing
2	The Davenport	1/25/2017	1/18/2017				N	Y	Acquisition	5,225	0	Springing			0	Springing
3	Center West	10/28/2016	10/28/2016		10/28/2016	11.0%	N	Y	Refinance	0	0	Springing			0	Springing
4	KOMO Plaza	12/16/2016	12/8/2016		12/8/2016	6.0%	N	Y	Acquisition	0	0	Springing			0	Springing
5	Santa Rosa Office Portfolio	Various	Various		8/31/2016	Various	N	Y	Acquisition	0	42,316	42,316	Cash		0	Springing
5.01	100-120 Stony Point Road	1/9/2017	8/25/2016		8/31/2016	11.0%	N	Y
5.02	131 Stony Circle	1/9/2017	8/24/2016		8/31/2016	11.0%	N	Y
5.03	3333 Mendocino Avenue	1/11/2017	8/23/2016		8/31/2016	12.0%	N	Y
5.04	70 Stony Point Road	1/9/2017	8/25/2016		8/31/2016	11.0%	N	Y
6	IPCC Texas Self Storage Portfolio	Various	Various				N	Y	Acquisition	2,500	0	Springing			0	Springing
6.01	Coulter	1/20/2017	9/28/2016				N	Y
6.02	Lubbock	1/20/2017	9/27/2016				N	Y
6.03	Paramount	1/25/2017	9/28/2016				N	Y
6.04	Tradewinds	1/24/2017	9/28/2016				N	Y
6.05	AA 45th	11/4/2016	9/27/2016				N	Y
6.06	Quail Creek	1/23/2017	9/12/2016				N	Y
6.07	West 34th	1/23/2017	9/28/2016				N	Y
6.08	Bell Street	11/4/2016	9/28/2016				N	Y
6.09	Plainview	1/25/2017	9/27/2016				N	Y
7	ExchangeRight Net Leased Portfolio 15	Various	Various				N	Y	Acquisition	0	93,589	51,358	Cash		10,347	2,587	Cash
7.01	Hobby Lobby - Brunswick, GA	2/13/2017	2/13/2017				N	Y
7.02	Goodwill - Skokie, IL	11/4/2016	11/14/2016				N	Y
7.03	CVS Pharmacy - Bolingbrook, IL	1/23/2017	1/25/2017				N	Y
7.04	Walgreens - Independence, MO	12/9/2016	12/13/2016				N	Y
7.05	Indianapolis Osteopathic Hospital, Inc	11/11/2016	11/11/2016				N	Y
7.06	Walgreens - Arlington, TX	1/24/2017	1/26/2017				N	Y
7.07	Fresenius Medical Care - St. Louis, MO	2/14/2017	2/14/2017				N	Y
7.08	Advance Auto Parts - Mokena, IL	2/14/2017	2/14/2017				N	Y
7.09	Advance Auto Parts - Norcross, GA	1/31/2017	1/31/2017				N	Y
7.10	Dollar General - Gadsden, AL	12/22/2016	12/22/2016				N	Y
7.11	Dollar General - Saint Amant, LA	11/8/2016	11/8/2016				N	Y
7.12	Dollar General - Hammond, LA	11/4/2016	11/7/2016				N	Y
7.13	Dollar General - Baton Rouge, LA	11/8/2016	11/7/2016				N	Y
7.14	Dollar General - Sugar Creek, MO	10/31/2016	11/1/2016				N	Y
7.15	Dollar General - Goshen, IN	2/13/2017	2/13/2017				N	Y
7.16	Family Dollar - Baton Rouge, LA	2/15/2017	2/15/2017				N	Y
8	1166 Avenue of the Americas	12/13/2016	12/9/2016				N	Y	Refinance	0	0	Springing			0	Springing
9	Hotel Wilshire	1/25/2017	1/16/2017		1/9/2017	9.0%	N	Y	Acquisition	0	32,633	32,633	Cash		14,346	4,782	Cash
10	Anaheim Marriott Suites	12/16/2016	12/16/2016		12/16/2016	11.0%	N	Y	Refinance	0	171,890	66,111	Cash		54,892	15,248	Cash
11	The Summit Birmingham	11/9/2016	11/10/2016				N	Y	Refinance	0	0	Springing			0	Springing
12	Connecticut Financial Center	1/6/2017	1/6/2017				N	Y	Refinance	0	411,453	114,293	Cash		145,683	15,175	Cash
13	Merrill Lynch Drive	12/30/2016	12/30/2016				N	Y	Acquisition	18,113	737,682	122,947	Cash		124,482	10,374	Cash
14	Art Van Portfolio	2/6/2017	2/6/2017				N	Y	Acquisition	0	0	Springing			0	Springing
14.01	Warren Distribution Center	2/6/2017	2/6/2017				N	Y
14.02	Comstock Park Retail	2/6/2017	2/6/2017				N	Y
14.03	Grand Rapids Retail	2/6/2017	2/6/2017				N	Y
14.04	Bloomfield Hills Retail	2/6/2017	2/6/2017				N	Y
14.05	Mattress Distribution Center	2/6/2017	2/6/2017				N	Y
15	Rivercrest Realty Portfolio 2017	Various	Various				N	Y	Acquisition	0	82,869	15,733	Cash		0	Springing
15.01	Towne Centre Village Retail Center	12/28/2016	9/23/2016				N	Y
15.02	Hillcrest Shopping Center	12/29/2016	1/23/2017				N	Y
15.03	Shippensburg Shopping Center	12/30/2016	1/23/2017				N	Y
15.04	Callaway Commons	12/30/2016	1/6/2017				N	Y
15.05	Tri-Rivers Plaza	12/30/2016	12/30/2016				N	Y
15.06	The Alta Vista Commons	12/30/2016	1/23/2017				N	Y
16	100 Ashford Center	1/19/2017	12/28/2016				N	Y	Acquisition	0	131,279	32,820	Cash		7,601	3,800	Cash
17	340 Bryant	12/7/2016	1/26/2017		1/26/2017	16.0%	N	Y	Acquisition	0	145,000	48,333	Cash		13,868	1,981	Cash
18	Quail Lakes Shopping Center	1/17/2017	1/17/2017		1/17/2017	12.0%	N	Y	Refinance	0	0	19,283	Cash		21,612	Springing	Cash
19	Crystal Lake Apartments	11/18/2016	11/18/2016				N	Y	Acquisition	5,000	72,129	18,032	Cash		12,823	6,411	Cash
20	Empire Tower II	1/24/2017	4/1/2016		4/1/2016	13.0%	N	Y	Acquisition	0	0	12,699	Cash		1,842	921	Cash
21	Empire Tower III	1/24/2017	4/1/2016		4/1/2016	13.0%	N	Y	Acquisition	0	0	14,048	Cash		2,382	1,191	Cash
22	Center Ithaca	10/11/2016	10/7/2016				N	Y	Recapitalization	0	100,500	21,452	Cash		8,193	Springing	Cash
23	Horizon Village Square	10/26/2016	11/2/2016				N	Y	Acquisition	11,250	4,398	4,398	Cash		12,110	932	Cash
24	Haynes Furniture Store	11/21/2016	11/23/2016				N	Y	Refinance	0	26,745	8,915	Cash		82,847	10,356	Cash
25	Hampton Inn Munster	2/22/2017	2/22/2017				N	Y	Refinance	0	124,613	24,923	Cash		0	Springing
26	North Hills Village Apartments	1/3/2017	1/3/2017				N	Y	Refinance	0	58,780	14,695	Cash		26,400	4,400	Cash
27	East Side Plaza - LA	1/9/2017	1/9/2017				N	Y	Acquisition	0	63,854	15,963	Cash		4,111	4,111	Cash
28	Fairfield Inn & Suites - Bend, OR	1/5/2017	1/9/2017				N	Y	Refinance	13,125	20,492	5,123	Cash		0	Springing
29	Lawai Cannery Self-Storage	12/9/2016	12/9/2016				N	Y	Refinance	19,980	13,204	4,401	Cash		24,480	3,108	Cash
30	The Promenade Shopping Centre	1/12/2017	1/12/2017				N	Y	Refinance	35,625	43,512	7,252	Cash		11,473	1,043	Cash
31	StoreSmart Conway	8/24/2016	8/24/2016				N	Y	Refinance	2,813	30,727	2,899	Cash		1,299	500	Cash
32	SPS - Gaithersburg	1/24/2017	1/9/2017				N	Y	Acquisition	0	0	Springing			0	Springing
33	CT Storage Outlet Pomona	11/18/2016	11/30/2016		11/18/2016	12.0%	N	Y	Refinance	0	25,092	6,273	Cash		0	Springing
34	Shops at The Artisan	1/24/2017	1/31/2017				N	Y	Acquisition	0	33,835	5,639	Cash		756	189	Cash
35	The Milliken Building	1/20/2017	1/23/2017				N	Y	Refinance	0	0	0			7,329	1,047	Cash
36	South Houston Self Storage	11/23/2016					N	Y	Refinance	0	5,174	5,174	Cash		0	Springing
37	Snellville Place	1/16/2017	1/17/2017				N	Y	Acquisition	0	14,644	2,092	Cash		682	341	Cash

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($) (14)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($) (15)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)
1	123 William Street	0	Springing	0			0	Springing	0			0	0
2	The Davenport	0	Springing	0			0	Springing	0			0	0
3	Center West	0	Springing	0			0	Springing	0			0	0
4	KOMO Plaza	0	Springing	0			0	Springing	0			0	0
5	Santa Rosa Office Portfolio	1,000,000	Springing	0	Cash		1,100,000	42,697	Monthly deposit commences once balance falls below $600,000, subject to a cap of $1,000,000	Cash		0	0
5.01	100-120 Stony Point Road
5.02	131 Stony Circle
5.03	3333 Mendocino Avenue
5.04	70 Stony Point Road
6	IPCC Texas Self Storage Portfolio	70,000	Springing	0	Cash		0	0	0			0	0
6.01	Coulter
6.02	Lubbock
6.03	Paramount
6.04	Tradewinds
6.05	AA 45th
6.06	Quail Creek
6.07	West 34th
6.08	Bell Street
6.09	Plainview
7	ExchangeRight Net Leased Portfolio 15	344,598	2,040	0	Cash		500,000	Springing	0	Cash		0	0
7.01	Hobby Lobby - Brunswick, GA
7.02	Goodwill - Skokie, IL
7.03	CVS Pharmacy - Bolingbrook, IL
7.04	Walgreens - Independence, MO
7.05	Indianapolis Osteopathic Hospital, Inc
7.06	Walgreens - Arlington, TX
7.07	Fresenius Medical Care - St. Louis, MO
7.08	Advance Auto Parts - Mokena, IL
7.09	Advance Auto Parts - Norcross, GA
7.10	Dollar General - Gadsden, AL
7.11	Dollar General - Saint Amant, LA
7.12	Dollar General - Hammond, LA
7.13	Dollar General - Baton Rouge, LA
7.14	Dollar General - Sugar Creek, MO
7.15	Dollar General - Goshen, IN
7.16	Family Dollar - Baton Rouge, LA
8	1166 Avenue of the Americas	0	Springing	0			0	Springing	0			0	0
9	Hotel Wilshire	0	Springing	0			0	0	0			0	0
10	Anaheim Marriott Suites	0	8,462	0	Cash		0	0	0			0	0
11	The Summit Birmingham	0	Springing	0			0	Springing	0			0	0
12	Connecticut Financial Center	0	5,878	0	Cash		0	54,863	2,000,000	Cash		0	0
13	Merrill Lynch Drive	0	6,923	0	Cash		0	0	0			0	0
14	Art Van Portfolio	0	Springing	0			0	Springing	0			0	0
14.01	Warren Distribution Center
14.02	Comstock Park Retail
14.03	Grand Rapids Retail
14.04	Bloomfield Hills Retail
14.05	Mattress Distribution Center
15	Rivercrest Realty Portfolio 2017	0	2,250	0	Cash		325,000	15,003; Springing	325,000	Cash		0	0
15.01	Towne Centre Village Retail Center
15.02	Hillcrest Shopping Center
15.03	Shippensburg Shopping Center
15.04	Callaway Commons
15.05	Tri-Rivers Plaza
15.06	The Alta Vista Commons
16	100 Ashford Center	2,280	3,247	0	Cash		760,000	13,527	1,000,000	Cash		0	0
17	340 Bryant	0	1,038	0	Cash		0	5,189	0	Cash		0	0
18	Quail Lakes Shopping Center	0	2,340	84,000	Cash		0	Springing	0			0	0
19	Crystal Lake Apartments	1,029,600	4,667	0	Cash		0	0	0			0	0
20	Empire Tower II	0	1,459	0	Cash		50,000	9,047	325,000	Cash		0	0
21	Empire Tower III	0	1,567	0	Cash		300,000	9,715	0	Cash		0	0
22	Center Ithaca	50,000	Springing	0	Cash		200,000	Springing	0	Cash		0	0
23	Horizon Village Square	858	858	30,870	Cash		5,359	5,359	192,938	Cash		0	0
24	Haynes Furniture Store	627,813	3,507	0	Cash		0	0	0			0	0
25	Hampton Inn Munster	0	Springing	0			0	0	0			0	0
26	North Hills Village Apartments	500,000	Springing	0	Cash		0	0	0			0	0
27	East Side Plaza - LA	0	1,313	50,000	Cash		0	6,038	250,000	Cash		0	0
28	Fairfield Inn & Suites - Bend, OR	0	11,103	0	Cash		0	0	0			0	0
29	Lawai Cannery Self-Storage	90,000	0	0	Cash		0	0	0			0	0
30	The Promenade Shopping Centre	0	1,188	0	Cash		0	6,652	0	Cash		0	0
31	StoreSmart Conway	0	965	0	Cash		0	0	0			0	0
32	SPS - Gaithersburg	658,000	Springing	0	Cash		0	0	0			0	0
33	CT Storage Outlet Pomona	0	836; Springing	30,000	Cash		0	0	0			0	0
34	Shops at The Artisan	0	181	10,862	Cash		0	1,358	81,465	Cash		0	0
35	The Milliken Building	0	854	0	Cash		0	1,281	0	Cash		0	0
36	South Houston Self Storage	0	975	0	Cash		0	0	0			0	0
37	Snellville Place	20,000	234	0	Cash		50,000	868	75,000	Cash		0	0

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description	Other Escrow I (Initial) ($) (5) (8)	Other Escrow I (Monthly) ($) (14)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description
1	123 William Street			TI/LC and Free Rent Reserve	4,819,755	0	0	Cash		DYCD Reserve
2	The Davenport			Rent Abatement Reserve	2,030,190	78,177	938,123	Cash		Tenant Specific TILC / Basement Reserve
3	Center West			Unfunded Obligations Reserve	2,352,223	0	0	Cash		Ground Rent Reserve
4	KOMO Plaza			Verizon Reserve	2,500,000	0	0	Cash
5	Santa Rosa Office Portfolio			Kaiser and Pacific Union Lease Reserve	600,000	0	0	Cash
5.01	100-120 Stony Point Road
5.02	131 Stony Circle
5.03	3333 Mendocino Avenue
5.04	70 Stony Point Road
6	IPCC Texas Self Storage Portfolio				0	0	0
6.01	Coulter
6.02	Lubbock
6.03	Paramount
6.04	Tradewinds
6.05	AA 45th
6.06	Quail Creek
6.07	West 34th
6.08	Bell Street
6.09	Plainview
7	ExchangeRight Net Leased Portfolio 15			Osteopathic Hospital Rollover Reserve	0	Springing	0
7.01	Hobby Lobby - Brunswick, GA
7.02	Goodwill - Skokie, IL
7.03	CVS Pharmacy - Bolingbrook, IL
7.04	Walgreens - Independence, MO
7.05	Indianapolis Osteopathic Hospital, Inc
7.06	Walgreens - Arlington, TX
7.07	Fresenius Medical Care - St. Louis, MO
7.08	Advance Auto Parts - Mokena, IL
7.09	Advance Auto Parts - Norcross, GA
7.10	Dollar General - Gadsden, AL
7.11	Dollar General - Saint Amant, LA
7.12	Dollar General - Hammond, LA
7.13	Dollar General - Baton Rouge, LA
7.14	Dollar General - Sugar Creek, MO
7.15	Dollar General - Goshen, IN
7.16	Family Dollar - Baton Rouge, LA
8	1166 Avenue of the Americas			Unfunded Obligations Reserve ($7,539,492); Unfunded Free Rent Reserve ($5,742,179); Condominium Assessment Reserve (Springing)	13,281,671	Springing	0	Cash		Third Floor Reserve ($4,058,916); Lobby Renovation Reserve ($488,422)
9	Hotel Wilshire			PIP Reserve	0	Springing	0			Seasonality Reserve
10	Anaheim Marriott Suites			Renovation Project Reserve	1,300,000	84,624	0	Cash		Seasonality Reserve; PIP Reserve
11	The Summit Birmingham			Outstanding TI/LC Reserve ($1,989,285); Overage Rent Reserve ($506,123)	2,495,408	0	0	Cash		Gap Rent Reserves
12	Connecticut Financial Center			Unfunded Obligations Reserve	1,615,176	0	0	Cash
13	Merrill Lynch Drive				0	0	0
14	Art Van Portfolio			Condo Common Charges	0	Springing	0			Art Van Prepaid Rent Funds
14.01	Warren Distribution Center
14.02	Comstock Park Retail
14.03	Grand Rapids Retail
14.04	Bloomfield Hills Retail
14.05	Mattress Distribution Center
15	Rivercrest Realty Portfolio 2017			Unfunded Obligations	20,000	0	0	Cash		Free Rent Reserve
15.01	Towne Centre Village Retail Center
15.02	Hillcrest Shopping Center
15.03	Shippensburg Shopping Center
15.04	Callaway Commons
15.05	Tri-Rivers Plaza
15.06	The Alta Vista Commons
16	100 Ashford Center			Southeastern Data Coorperative Tenant Improvement Reserve	422,863	0	0	Cash
17	340 Bryant			Switchfly Reserve	500,000	0	0	Cash		Switchfly LoC Reserve
18	Quail Lakes Shopping Center				0	0	0
19	Crystal Lake Apartments				0	0	0
20	Empire Tower II			Rent Concession Reserve	75,256	0	0	Cash		Tenant Specific TILC Reserve
21	Empire Tower III				0	0	0
22	Center Ithaca				0	0	0
23	Horizon Village Square			Outstanding Leasing Reserve	89,600	0	0	Cash
24	Haynes Furniture Store				0	0	0
25	Hampton Inn Munster			PIP Reserve	1,105,000	0	0	Cash
26	North Hills Village Apartments				0	0	0
27	East Side Plaza - LA			Michaels Reserve	100,000	0	0	Cash
28	Fairfield Inn & Suites - Bend, OR			PIP Reserve	1,245,970	Springing	0	Cash
29	Lawai Cannery Self-Storage				0	0	0
30	The Promenade Shopping Centre			Chow King Rent Concession Reserve	39,050	0	0	Cash
31	StoreSmart Conway				0	0	0
32	SPS - Gaithersburg				0	0	0
33	CT Storage Outlet Pomona				0	0	0
34	Shops at The Artisan			HOA Reserve	8,761	0	0	Cash
35	The Milliken Building				0	0	0
36	South Houston Self Storage				0	0	0
37	Snellville Place				0	0	0

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($) (14)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment
1	123 William Street	20,000,000	0	0	Cash			Fee
2	The Davenport	Tenant Specific TILC - $7,938,810.09 / Basement -$94,633.33	Tenant Specific TILC - $181,108.26 / Basement - $94,633.33	Tenant Specific TILC - $2,173,299 / Basement - $1,135,600	Cash			Fee
3	Center West	0	Springing	0				Leasehold	12/23/2085	$1,589,160
4	KOMO Plaza	0	0	0				Fee
5	Santa Rosa Office Portfolio	0	0	0				Fee
5.01	100-120 Stony Point Road							Fee
5.02	131 Stony Circle							Fee
5.03	3333 Mendocino Avenue							Fee
5.04	70 Stony Point Road							Fee
6	IPCC Texas Self Storage Portfolio	0	0	0				Fee
6.01	Coulter							Fee
6.02	Lubbock							Fee
6.03	Paramount							Fee
6.04	Tradewinds							Fee
6.05	AA 45th							Fee
6.06	Quail Creek							Fee
6.07	West 34th							Fee
6.08	Bell Street							Fee
6.09	Plainview							Fee
7	ExchangeRight Net Leased Portfolio 15	0	0	0				Fee
7.01	Hobby Lobby - Brunswick, GA							Fee
7.02	Goodwill - Skokie, IL							Fee
7.03	CVS Pharmacy - Bolingbrook, IL							Fee
7.04	Walgreens - Independence, MO							Fee
7.05	Indianapolis Osteopathic Hospital, Inc							Fee
7.06	Walgreens - Arlington, TX							Fee
7.07	Fresenius Medical Care - St. Louis, MO							Fee
7.08	Advance Auto Parts - Mokena, IL							Fee
7.09	Advance Auto Parts - Norcross, GA							Fee
7.10	Dollar General - Gadsden, AL							Fee
7.11	Dollar General - Saint Amant, LA							Fee
7.12	Dollar General - Hammond, LA							Fee
7.13	Dollar General - Baton Rouge, LA							Fee
7.14	Dollar General - Sugar Creek, MO							Fee
7.15	Dollar General - Goshen, IN							Fee
7.16	Family Dollar - Baton Rouge, LA							Fee
8	1166 Avenue of the Americas	4,547,338	0	0	Cash			Fee
9	Hotel Wilshire	0	Springing	0				Fee
10	Anaheim Marriott Suites	0	Springing	0				Fee
11	The Summit Birmingham	346,727	0	0	Cash			Fee
12	Connecticut Financial Center	0	0	0				Leasehold	10/31/2111	$0
13	Merrill Lynch Drive	0	0	0				Fee
14	Art Van Portfolio	0	Springing	0				Fee
14.01	Warren Distribution Center							Fee
14.02	Comstock Park Retail							Fee
14.03	Grand Rapids Retail							Fee
14.04	Bloomfield Hills Retail							Fee
14.05	Mattress Distribution Center							Fee
15	Rivercrest Realty Portfolio 2017	11,543	0	0	Cash			Fee
15.01	Towne Centre Village Retail Center							Fee
15.02	Hillcrest Shopping Center							Fee
15.03	Shippensburg Shopping Center							Fee
15.04	Callaway Commons							Fee
15.05	Tri-Rivers Plaza							Fee
15.06	The Alta Vista Commons							Fee
16	100 Ashford Center	0	0	0				Fee
17	340 Bryant	2,082,167	0	0	LoC	Silicon Valley Bank		Fee
18	Quail Lakes Shopping Center	0	0	0				Fee
19	Crystal Lake Apartments	0	0	0				Fee
20	Empire Tower II	338,652	0	0	Cash			Fee
21	Empire Tower III	0	0	0				Fee
22	Center Ithaca	0	0	0				Fee
23	Horizon Village Square	0	0	0				Fee
24	Haynes Furniture Store	0	0	0				Fee
25	Hampton Inn Munster	0	0	0				Fee
26	North Hills Village Apartments	0	0	0				Fee
27	East Side Plaza - LA	0	0	0				Fee
28	Fairfield Inn & Suites - Bend, OR	0	0	0				Fee
29	Lawai Cannery Self-Storage	0	0	0				Fee
30	The Promenade Shopping Centre	0	0	0				Fee
31	StoreSmart Conway	0	0	0				Fee
32	SPS - Gaithersburg	0	0	0				Fee
33	CT Storage Outlet Pomona	0	0	0				Leasehold	4/21/2042	$192,000
34	Shops at The Artisan	0	0	0				Fee
35	The Milliken Building	0	0	0				Fee
36	South Houston Self Storage	0	0	0				Fee
37	Snellville Place	0	0	0				Fee

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield
1	123 William Street		Hard/Upfront Cash Management
2	The Davenport		Hard/Springing Cash Management
3	Center West	On January 1, 2023 and each subsequent Market Value Adjustment Date thereafter ground rent increases by 12% of the Market Value of the Leased Land.	Springing
4	KOMO Plaza		Springing
5	Santa Rosa Office Portfolio		Springing
5.01	100-120 Stony Point Road
5.02	131 Stony Circle
5.03	3333 Mendocino Avenue
5.04	70 Stony Point Road
6	IPCC Texas Self Storage Portfolio		Springing
6.01	Coulter
6.02	Lubbock
6.03	Paramount
6.04	Tradewinds
6.05	AA 45th
6.06	Quail Creek
6.07	West 34th
6.08	Bell Street
6.09	Plainview
7	ExchangeRight Net Leased Portfolio 15		Hard/Springing Cash Management
7.01	Hobby Lobby - Brunswick, GA
7.02	Goodwill - Skokie, IL
7.03	CVS Pharmacy - Bolingbrook, IL
7.04	Walgreens - Independence, MO
7.05	Indianapolis Osteopathic Hospital, Inc
7.06	Walgreens - Arlington, TX
7.07	Fresenius Medical Care - St. Louis, MO
7.08	Advance Auto Parts - Mokena, IL
7.09	Advance Auto Parts - Norcross, GA
7.10	Dollar General - Gadsden, AL
7.11	Dollar General - Saint Amant, LA
7.12	Dollar General - Hammond, LA
7.13	Dollar General - Baton Rouge, LA
7.14	Dollar General - Sugar Creek, MO
7.15	Dollar General - Goshen, IN
7.16	Family Dollar - Baton Rouge, LA
8	1166 Avenue of the Americas		Hard/Springing Cash Management	110,000,000	496,550	25,000,000	25,000,000	1.45	1.37	48.9%	7.9%
9	Hotel Wilshire		Springing
10	Anaheim Marriott Suites		Hard/Springing Cash Management
11	The Summit Birmingham		Hard/Springing Cash Management
12	Connecticut Financial Center	None	Hard/Springing Cash Management
13	Merrill Lynch Drive		Hard/Upfront Cash Management
14	Art Van Portfolio		Hard/Upfront Cash Management
14.01	Warren Distribution Center
14.02	Comstock Park Retail
14.03	Grand Rapids Retail
14.04	Bloomfield Hills Retail
14.05	Mattress Distribution Center
15	Rivercrest Realty Portfolio 2017		Springing
15.01	Towne Centre Village Retail Center
15.02	Hillcrest Shopping Center
15.03	Shippensburg Shopping Center
15.04	Callaway Commons
15.05	Tri-Rivers Plaza
15.06	The Alta Vista Commons
16	100 Ashford Center		Springing
17	340 Bryant		Hard/Springing Cash Management
18	Quail Lakes Shopping Center		Springing
19	Crystal Lake Apartments		Springing
20	Empire Tower II		Springing
21	Empire Tower III		Hard/Upfront Cash Management
22	Center Ithaca		Hard/Springing Cash Management
23	Horizon Village Square		Springing
24	Haynes Furniture Store		Hard/Springing Cash Management
25	Hampton Inn Munster		Hard/Springing Cash Management
26	North Hills Village Apartments		None
27	East Side Plaza - LA		Springing
28	Fairfield Inn & Suites - Bend, OR		Springing
29	Lawai Cannery Self-Storage		None
30	The Promenade Shopping Centre		Springing
31	StoreSmart Conway		Hard/Springing Cash Management
32	SPS - Gaithersburg		None
33	CT Storage Outlet Pomona	Increase to $204,000 years 16-20; $228,000 years 21-25; and $240,000 years 26-30	Springing
34	Shops at The Artisan		Hard/Springing Cash Management
35	The Milliken Building		Hard/Springing Cash Management
36	South Houston Self Storage		None
37	Snellville Place		None

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut- off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor (13)	Affiliated Sponsors	Mortgage Loan Number
1	123 William Street			American Realty Capital New York City REIT		1
2	The Davenport			OPG Investment Holdings US Inc.; Alony-Hetz Properties & Investments Ltd.		2
3	Center West			Kambiz Hekmat		3
4	KOMO Plaza			Techcore, LLC		4
5	Santa Rosa Office Portfolio			Matthew T. White		5
5.01	100-120 Stony Point Road					5.01
5.02	131 Stony Circle					5.02
5.03	3333 Mendocino Avenue					5.03
5.04	70 Stony Point Road					5.04
6	IPCC Texas Self Storage Portfolio			Inland Private Capital Corporation		6
6.01	Coulter					6.01
6.02	Lubbock					6.02
6.03	Paramount					6.03
6.04	Tradewinds					6.04
6.05	AA 45th					6.05
6.06	Quail Creek					6.06
6.07	West 34th					6.07
6.08	Bell Street					6.08
6.09	Plainview					6.09
7	ExchangeRight Net Leased Portfolio 15			David Fisher; Joshua Ungerecht; Warren Thomas; ExchangeRight Real Estate, LLC	Y - Group 1	7
7.01	Hobby Lobby - Brunswick, GA				Y - Group 1	7.01
7.02	Goodwill - Skokie, IL				Y - Group 1	7.02
7.03	CVS Pharmacy - Bolingbrook, IL				Y - Group 1	7.03
7.04	Walgreens - Independence, MO				Y - Group 1	7.04
7.05	Indianapolis Osteopathic Hospital, Inc				Y - Group 1	7.05
7.06	Walgreens - Arlington, TX				Y - Group 1	7.06
7.07	Fresenius Medical Care - St. Louis, MO				Y - Group 1	7.07
7.08	Advance Auto Parts - Mokena, IL				Y - Group 1	7.08
7.09	Advance Auto Parts - Norcross, GA				Y - Group 1	7.09
7.10	Dollar General - Gadsden, AL				Y - Group 1	7.10
7.11	Dollar General - Saint Amant, LA				Y - Group 1	7.11
7.12	Dollar General - Hammond, LA				Y - Group 1	7.12
7.13	Dollar General - Baton Rouge, LA				Y - Group 1	7.13
7.14	Dollar General - Sugar Creek, MO				Y - Group 1	7.14
7.15	Dollar General - Goshen, IN				Y - Group 1	7.15
7.16	Family Dollar - Baton Rouge, LA				Y - Group 1	7.16
8	1166 Avenue of the Americas	7.4%	20,000,000	Edward J. Minskoff Equities, Inc.		8
9	Hotel Wilshire			Michael Orwitz	Y - Group 3	9
10	Anaheim Marriott Suites			Richard H. Packard, Lauren Packard, Mark B. David		10
11	The Summit Birmingham			Bayer Properties, LLC; Institutional Mall Investors LLC		11
12	Connecticut Financial Center			Chase Financial Resources LLC		12
13	Merrill Lynch Drive			Capital Commercial Investments, Inc., Atalaya Capital Management LP		13
14	Art Van Portfolio			LCN Capital Partners, L.P.		14
14.01	Warren Distribution Center					14.01
14.02	Comstock Park Retail					14.02
14.03	Grand Rapids Retail					14.03
14.04	Bloomfield Hills Retail					14.04
14.05	Mattress Distribution Center					14.05
15	Rivercrest Realty Portfolio 2017			Jonathan Gaines; Stanley Werb		15
15.01	Towne Centre Village Retail Center					15.01
15.02	Hillcrest Shopping Center					15.02
15.03	Shippensburg Shopping Center					15.03
15.04	Callaway Commons					15.04
15.05	Tri-Rivers Plaza					15.05
15.06	The Alta Vista Commons					15.06
16	100 Ashford Center			Brian R. Granath; Steven Berman; W. Eric Singer		16
17	340 Bryant			James M. Pollock		17
18	Quail Lakes Shopping Center			Greenlaw Grupe Jr. Operating Company		18
19	Crystal Lake Apartments			David Fisher; Joshua Ungerecht; Warren Thomas	Y - Group 1	19
20	Empire Tower II			Michael G. Rademaker	Y - Group 2	20
21	Empire Tower III			Michael G. Rademaker	Y - Group 2	21
22	Center Ithaca			Mack A. Travis, Frost Davis		22
23	Horizon Village Square			George Chami		23
24	Haynes Furniture Store			Ellis Julius Strelitz, II		24
25	Hampton Inn Munster			James E. Dora, Jr.		25
26	North Hills Village Apartments			The Joseph B. Slatkin Testamentary Trust f/b/o William H. Slatkin and Jeffrey Slatkin; Fred E. Greenspan Marital (QTIP) Trust		26
27	East Side Plaza - LA			William M. Sale, III; John S. Turner, Jr.		27
28	Fairfield Inn & Suites - Bend, OR			Eric D. Horodas; Peter G. Trethewey	Y - Group 3	28
29	Lawai Cannery Self-Storage			David M. Osborne; David M. Osborne, as Trustee of the Michael J. Osborne 1988 Grantor Trust		29
30	The Promenade Shopping Centre			Charles Lotz Jr.		30
31	StoreSmart Conway			William Bradford Sherman; The Brad and Chris Sherman Living Trust Dated September 24, 2007		31
32	SPS - Gaithersburg			Benjamin D. Eisler; Shirley E. Eisler; Michael B. Eisler; Eisler Revocable Trust; The Michael Bradley Eisler Revocable Trust u/a/d January 3, 2003, as amended by that certain First Amendment to the Michael Bradley Eisler Revocable Trust; BACO Realty Corporation	Y - Group 3	32
33	CT Storage Outlet Pomona			CT Self-Storage Fund II, LLC		33
34	Shops at The Artisan			Paragon Real Estate Fund, LLC		34
35	The Milliken Building			Kjeld Hestehave		35
36	South Houston Self Storage			Suzanne Jahnke		36
37	Snellville Place			Rahim Asani; Sohail Lakhani; Rahul Jasani		37

A-1-14

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Preliminary Prospectus for additional information on the 15 largest mortgage loans.

(1)	“Barclays” denotes Barclays Bank PLC, “WFB” denotes Wells Fargo Bank, National Association, “UBSAG” denotes UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York and “SG” denotes Société Générale.

(2)	For mortgage loan #4 (KOMO Plaza), the Number of Units includes 120,925 square feet of office space, 89,521 square feet of data center space, 34,629 square feet of retail space, 27,504 square feet of broadcast space, 11,790 square feet of storage and other space, 3,594 square feet of colocation space and 3,188 square feet of carrier space.

For mortgage loan #7 (ExchangeRight Net Leased Portfolio 15), the Number of Units includes 195,667 square feet of retail space and 22,609 square feet of medical office space.

For mortgage loan #22 (Center Ithaca), the Number of Units includes 35,921 square feet of multifamily space (62 units), 30,847 square feet of office space, 21,508 square feet of retail space and 6,153 of self storage space (69 units).

For mortgage loan #24 (Haynes Furniture Store), the Number of Units includes 135,834 square feet of retail space, 131,027 square feet of warehouse space, and 33,736 square feet of office space.

For mortgage loan #34 (Shops at the Artisan), the Number of Units includes 5,442 square feet of office space and 5,420 square feet of retail space.

(3)	With respect to mortgage loans #7 (ExchangeRight Net Leased Portfolio 15) and #29 (Lawai Cannery Self-Storage), due to the timing of the first payment of debt service on May 1, 2017, one month of interest will be deposited with the master servicer on the closing date and represents the interest accrued during the month of April. As such, the mortgage loan is shown as having a First Pay Date of interest-only of April 1, 2017 and Original Term to Maturity or ARD of 121 months.

(4)	For mortgage loan #18 (Quail Lakes Shopping Center), not more than once in any twelve-month period, a late payment charge will not apply to a payment that is tendered in full within five business days of the due date thereof, so long as no other event of default was then continuing.

(5)	For mortgage loan #2 (The Davenport), the Appraised Value assumes the largest tenant (185,448 square feet), representing 80.3% of net rentable square feet, exercises all of its contractually obligated put options for the remaining space at the mortgaged property, completes its tenant improvements and occupies 100% of net rentable square feet. A $7,938,810 reserve was taken at closing, representing the outstanding tenant improvements and leasing commissions. The appraised value assuming the largest tenant does not exercise its put options, complete tenant improvements and occupy 100% of net rentable square feet is $204,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the $204,000,000 appraised value is 51.5%.

For mortgage loan #8 (1166 Avenue of the Americas), the Appraised Value represents the as-is value assuming reserves totaling $17,991,620, consisting of $5,742,180 in free rent, $1,479,658 in leasing commissions, $10,118,750 in tenant improvements and $651,032 in capital improvements, which were taken at closing. The appraised value assuming these reserves were not taken is $205,000,000. Based on the $205,000,000 appraised value, the Cut-off Date LTV Ratio and LTV Ratio at Maturity for the 1166 Avenue of the Americas mortgage loan, the 1166 Avenue of the Americas Whole Loan and the total debt including the $20,000,000 mezzanine loan are 41.5%, 53.7% and 63.4%, respectively.

For mortgage loan #25 (Hampton Inn Munster), the Appraised Value represents the as-is value assuming that funds reserved for the performance improvement plan, which is expected to be completed by the second quarter of 2017, have been reserved. The appraisal estimates the projected cost of the capital expenditures to be $520,000 and at closing, $1,105,000 was reserved.

A-1-15

The appraised value assuming a deduction for the projected capital expenditures related to the performance improvement plan is $13,800,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the $13,800,000 appraised value are 67.4% and 56.3%, respectively.

For mortgage loan #28 (Fairfield Inn & Suites – Bend, OR), the Appraised Value represents the value assuming the performance improvement plan, which is expected to be completed by December 2017, has been completed. A $1,245,970 reserve was collected at origination, reflecting the cost of the outstanding performance improvement plan. The appraised value assuming the performance improvement plan has not been completed is $11,700,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the $11,700,000 appraised value are 56.3% and 50.0%, respectively.

(6)	For mortgage loan #1 (123 William Street), the mortgage loan represents Note A-1 of three pari passu notes, which have a combined Cut-off Date principal balance of $140,000,000. Notes A-2 and A-3 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1, A-2 and A-3 in the aggregate (the “123 William Street Whole Loan”). Note A-1 represents the controlling interest in the 123 William Street Whole Loan.

For mortgage loan #2 (The Davenport), the mortgage loan represents Note A-1 of two pari passu notes, which have a combined Cut-off Date principal balance of $105,000,000. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Note A-1 and Note A-2 in the aggregate (“The Davenport Whole Loan”). Note A-1 represents the controlling interest in The Davenport Whole Loan.

For mortgage loan #3 (Center West) the mortgage loan represents Notes A-2 and A-3 of four pari passu companion loans, which have a combined Cut-off Date principal balance of $80,000,000. Notes A-1 and A-4 are not included in the trust. All LTV, DSCR, Debt Yield, and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1, A-2, A-3 and A-4 in the aggregate (the “Center West Whole Loan”). Note A-2 represents the controlling interest in the Center West Whole Loan.

For mortgage loan #4 (KOMO Plaza) the mortgage loan represents Notes A-1 and A-4 of five pari passu companion loans, which have a combined Cut-off Date principal balance of $139,000,000. Notes A-2, A-3, and A-5 are not included in the trust. All LTV, DSCR, Debt Yield, and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1, A-2, A-3, A-4 and A-5 in the aggregate (the “KOMO Plaza Whole Loan”). Note A-2 represents the controlling interest in the KOMO Plaza Whole Loan.

For mortgage loan #8 (1166 Avenue of the Americas), the mortgage loan represents Note A-2 of two senior pari passu notes and one subordinate companion loan, which have a combined Cut-off Date principal balance of $110,000,000 (the “1166 Avenue of the Americas Whole Loan”). Notes A-1 and Note B are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate. Note A-2 represents a non-controlling interest in the 1166 Avenue of the Americas Whole Loan.

For mortgage loan #10 (Anaheim Marriott Suites) the mortgage loan represents Notes A-2 and A-4 of four pari passu companion loans, which have a combined Cut-off date principal balance of $54,000,000. Notes A-1 and A-3 are not included in the trust. All LTV, DSCR, Debt Yield, and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1, A-2, A-3 and A-4 in the aggregate (the “Anaheim Marriott Suites Whole Loan”). Note A-1 represents the controlling interest in the Anaheim Marriott Suites Whole Loan.

For mortgage loan #11 (The Summit Birmingham), the mortgage loan represents Note A-4 of four pari passu notes, which have a combined Cut-off Date principal balance of $208,000,000. Notes A-1, A-2 and A-3 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1, A-2, A-3, and A-4 in the aggregate (“The Summit Birmingham Whole Loan”). Note A-4 represents a non-controlling interest in The Summit Birmingham Whole Loan.

A-1-16

For mortgage loan #12 (Connecticut Financial Center) the mortgage loan represents Notes A-2 and A-3 of three pari passu companion loans, which have a combined Cut-off Date principal balance of $45,431,124. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield, and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1, A-2 and A-3 in the aggregate (the “Connecticut Financial Center Whole Loan”). Note A-2 represents the controlling interest in the Connecticut Financial Center Whole Loan.

For mortgage loan #13 (Merrill Lynch Drive), the mortgage loan represents Note A-2 of three pari passu notes, which have a combined Cut-off Date principal balance of $103,600,000. Notes A-1 and A-3 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1, A-2 and A-3 in the aggregate the (“Merrill Lynch Drive Whole Loan”). Note A-2 represents a non-controlling interest in the Merrill Lynch Drive Whole Loan.

For mortgage loan #14 (Art Van Portfolio) the mortgage loan represents Notes A-4 and A-5 of five pari passu companion loans, which have a combined Cut-off Date principal balance of $68,750,000. Notes A-1, A-2 and A-3 are not included in the trust. All LTV, DSCR, Debt Yield, and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1, A-2, A-3, A-4 and A-5 in the aggregate (the “Art Van Portfolio Whole Loan”). Note A-1 represents the controlling interest in the Art Van Portfolio Whole Loan.

For mortgage loan #17 (340 Bryant) the mortgage loan represents Note A-2 of two pari passu companion loans, which have a combined Cut-off Date principal balance of $30,700,000. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield, and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (the “340 Bryant Whole Loan”). Note A-1 represents the controlling interest in the 340 Bryant Whole Loan.

(7)	For mortgage loan #8 (1166 Avenue of the Americas), the fourth largest tenant (22,500 square feet), representing 11.5% of the net rentable square feet, is a borrower affiliate that has executed a master lease, which expires upon the earlier of: (i) the date on which all or any portion of the third floor has been relet pursuant to one or more leases that: (a) are at least 60 months in term, with no termination option during that time; (b) have a base rent of not less than $65.00 per square foot after the first year; (c) contain other lease terms that are in line with market with a tenant that is suitable for occupancy in a Class A office building and; (d) provide that such tenant takes the space as-is; or (ii) August 1, 2019. In addition, the rent payable under the master lease is reduced proportionately as rent is paid under qualifying leases of the space. The rent payable under the master lease was included in U/W Revenues.

For mortgage loan #31 (StoreSmart Conway), 20.2% of U/W Revenues is generated from cell tower income, point of sale, late fees, and U-Haul commissions.

(8)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises that were included in the underwriting.

For mortgage loan #1 (123 William Street), the fourth largest tenant (40,610 square feet), representing 7.4% of the net rentable square feet, currently leases its space under a license agreement on a month-to-month basis. The tenant, the borrower and the sponsor are in the process of finalizing a new 20-year lease at a proposed annual base rent of $2,071,111 or $51.00 per square foot.

For mortgage loan #2 (The Davenport), the largest tenant (185,448 square feet), representing 80.3% of net rentable square feet, has abated rent through August 2017. A $1,952,013 reserve was taken at origination, representing the rent abatement.

For mortgage loan #3 (Center West), the fourth largest tenant (16,894 square feet), representing 4.8% of net rentable square feet, has taken occupancy and will begin paying rent on July 1, 2017.

For mortgage loan #12 (Connecticut Financial Center), the largest tenant (84,442 square feet), representing 18.0% of net rentable square feet, executed a lease for 9,028 square feet and is anticipated to commence paying rent upon the landlord’s substantial completion of its work in May

A-1-17

2017. A $180,560 tenant improvement reserve was taken at closing. In addition, the largest tenant executed a lease for an additional 5,834 square feet but is not anticipated to be in occupancy or paying rent for this space until September 1, 2017. A $233,360 tenant improvement reserve was taken at closing.

For mortgage loan #30 (The Promenade Shopping Centre), the largest tenant (14,200 square feet), representing 19.9% of net rentable square feet, is not open for business and has abated rent through August 2017. The largest tenant is anticipated to be open for business by March 20, 2017. A $39,050 reserve was taken at origination, representing six months of the rent abatement.

(9)	For mortgage loan #13 (Merrill Lynch Drive), the mortgaged property was acquired by the borrower in January 2017 and is leased to Merrill Lynch pursuant to a triple-net lease. The single tenant, Merrill Lynch Pierce Fenner & Smith Incorporated, is responsible for the payment of property expenses and as such, historical financial information is not presented.

(10)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #3 (Center West) the largest tenant (23,121 square feet), representing 6.6% of net rentable square feet, may terminate its lease effective April 30, 2020, with written notice on or before July 31, 2019 and payment of a termination fee equal to all unamortized tenant improvements, abated rent and leasing commissions plus six months of base rent. The fourth largest tenant (16,894 square feet), representing 4.8% of net rentable square feet, may terminate its lease effective as of October 31, 2022, with 12 months’ written notice. The tenant must pay a termination fee equal to all unamortized tenant improvements, rent abatements, and leasing commissions plus five months’ base rent.

For mortgage loan #4 (KOMO Plaza), the largest tenant (121,213 square feet), representing 41.6% of net rentable square feet, may terminate its lease effective January 1, 2021, with written notice on or before January 1, 2020. The terminable space is limited to 20% of contiguous areas (by floor) excluding the studio space on the 5th floor. The second largest tenant (35,609 square feet), representing 12.2% of net rentable square feet, may terminate its lease for the 2,353 square feet in the colocation room effective at any time, with six months’ written notice.

For mortgage loan #5 (Santa Rosa Office Portfolio), the second largest tenant at the 100-120 Stony Point Road mortgaged property (17,676 square feet), representing 5.2% of net rentable square feet of the entire portfolio, may terminate its lease as of January 31, 2018 or 2019 upon providing 180 days’ written notice and payment of a termination fee equal to: (i) all unamortized tenant improvements and leasing commissions; and (ii) three times January base rent of the year in which the termination would be effective. The second largest tenant at the 131 Stony Circle mortgaged property (15,291 square feet), representing 4.5% of net rentable square feet of the entire portfolio, may terminate its lease as of January 1, 2018 upon providing 90 days’ written notice. The largest tenant at the 3333 Mendocino Avenue mortgaged property (10,291 square feet), representing 3.1% of net rentable square feet of the entire portfolio, may terminate its lease at any time upon providing 180 days’ written notice and payment of all unamortized tenant improvements. The fourth largest tenant at the 3333 Mendocino Avenue mortgaged property (4,761 square feet), representing 1.4% of net rentable square feet of the entire portfolio, may terminate its lease as of January 1, 2020 upon providing 6 months’ written notice and payment of all unamortized administrative, legal and tenant improvement fees. The fifth largest tenant at the 3333 Mendocino Avenue mortgaged property (2,936 square feet), representing 0.9% of net rentable square feet of the entire portfolio, may terminate its lease as of the last day of any calendar month, upon providing 30 days’ written notice and payment of a termination fee equal to: (i) $4,523; (ii) all unamortized tenant improvements and leasing commissions; and (iii) three months base rent for the month of termination.

For mortgage loan #7 (ExchangeRight Net Leased Portfolio 15), the sole tenant at the Walgreens Independence, MO mortgaged property (15,120 square feet), representing 6.9% of net rentable square feet of the entire portfolio may terminate its lease upon six months’ prior written notice,

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effective as of July 31, 2028 and every five years thereafter until the lease expires on July 31, 2068. Furthermore, the sole tenant at the Indianapolis Osteopathic Hospital, Inc. mortgaged property (15,109 square feet), representing 6.9% of net rentable square feet of the entire portfolio has the one-time right to terminate the lease effective as of December 16, 2022, upon at least 12 months’ prior written notice and payment of a $803,390 termination fee. The sole tenant at the Walgreens Arlington, TX mortgaged property (13,905 square feet), representing 6.4% of net rentable square feet of the entire portfolio may terminate its lease upon twelve months’ prior written notice, effective as of August 31, 2027 and every five years thereafter until the lease expires on August 31, 2062.

For mortgage loan #8 (1166 Avenue of the Americas), the second largest tenant, (39,075 square feet), representing 20.0% of the net rentable square feet, may terminate its lease on January 31, 2022 with written notice on or before October 31, 2020 and payment of a termination fee of $6,351,998. The third largest tenant, (39,075 square feet), representing 20.0% of the net rentable square feet, may terminate its lease on October 1, 2021 with 12 months’ written notice and the payment of a termination fee equal to two months of rent and the unamortized leasing costs.

For mortgage loan #12 (Connecticut Financial Center), the third largest tenant (51,307 square feet), representing 10.9% of net rentable square feet, may terminate its lease on 8,925 square feet on the 4th floor from and after June 15, 2017 with nine months’ written notice. The fifth largest tenant (34,303 square feet), representing 7.3% of net rentable square feet, may terminate its lease effective March 31, 2021, by providing no more than 15 months’ and no less than 12 months’ written notice and payment of all unamortized tenant improvements.

For mortgage loan #15 (Rivercrest Realty Portfolio 2017), the second largest tenant at the Hillcrest Shopping Center mortgaged property, (4,240 square feet), representing 2.4% of net rentable square feet of the whole portfolio, has the right to terminate its lease effective July 31, 2020 by providing 90 days’ written notice and a termination payment equal to the sum of the unamortized portion of any brokerage commissions. The fourth largest tenant at the Callaway Commons mortgaged property (2,800 square feet), representing 9.4% of net rentable square feet of the portfolio, has the right to terminate its lease upon 60 days’ written notice.

For mortgage loan #18 (Quail Lakes Shopping Center), the second largest tenant (25,744 square feet), representing 18.3% of net rentable square feet, may terminate its lease upon 180 days’ notice in the event gross sales from February 1, 2019 through January 31, 2020, do not total at least $6,500,000. In the event gross sales exceed $6,500,000 in any of the first, second, or third full lease years, the termination right becomes void.

For mortgage loan #20 (Empire Tower II), the largest tenant (25,482 square feet), representing 36.4% of net rentable square feet, may terminate its lease on 1,686 square feet of space as of December 31st of any lease year upon providing written notice by June 30th of the termination lease year and payment of all unamortized tenant improvements, leasing commissions and abated rent from January through April 2017.

For mortgage loan #21 (Empire Tower III), the largest tenant (52,833 square feet), representing 70.2% of net rentable square feet, may terminate its lease as of March 31, 2019 upon providing written notice by June 30, 2018 and payment of a $977,986 termination fee.

For mortgage loan #30 (The Promenade Shopping Centre), the third largest tenant (7,712 square feet), representing 10.8% of net rentable square feet, may terminate its lease if gross sales are less than $750,000 for any six month period, upon providing six months’ written notice.

For mortgage loan #37 (Snellville Place), the largest tenant (2,400 square feet), representing 17.1% of net rentable square feet, may terminate its lease on June 1 of 2017, 2018 or 2019 if gross sales do not exceed $150,000 during any 12 month period following the rent commencement date, upon providing 90 days’ written notice. The largest tenant’s sales from June through December 2016 were $30,244.

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(11)	For mortgage loan #1 (123 William Street), the largest tenant (65,242 square feet), representing 12.0% of the net rentable square feet, subleases an additional 5,212 square feet for a total annual base rent of $206,135 ($45.00 per square foot, expiring December 2025).

For mortgage loan #3 (Center West), the largest tenant (23,121 square feet), representing 6.6% of net rentable square feet, subleases 4,550 square feet for an annual base rent of $293,936 ($64.60 per square foot), expiring April 29, 2017.

For mortgage loan #5 (Santa Rosa Office Portfolio), the fifth largest tenant at the 3333 Mendocino Avenue mortgaged property (2,936 square feet), representing 0.9% of net rentable square feet of the entire portfolio, is subleasing its entire space for an annual base rent of $68,357 ($23.28 per square foot, expiring March 31, 2018).

For mortgage loan #17 (340 Bryant), the largest tenant (47,673 square feet), representing 76.6% of net rentable square feet, subleases 37,433 square feet for an annual base rent of $2,620,310 ($70.00 per square foot, expiring July 31, 2018) and 10,240 square feet for an annual base rent of $532,480 ($52.00 per square foot, expiring April 30, 2019).

(12)	For mortgage loan #12 (Connecticut Financial Center), the largest tenant (84,442 square feet), representing 18.0% of net rentable square feet, has multiple leases that expire as follows: 3,611 square feet expiring on July 31, 2019; 9,028 square feet expiring on May 31, 2022; and 65,969 square feet and 5,834 square feet expiring on May 31, 2027.

For mortgage loan #20 (Empire Tower II), the largest tenant (25,482 square feet), representing 36.4% of net rentable square feet has multiple leases that expire as follows: 6,668 square feet expiring June 30, 2019 and 18,814 square feet expiring December 31, 2021.

(13)	For mortgage loan #8 (1166 Avenue of the Americas), the fourth largest tenant (22,500 square feet), representing 11.5% of net rentable square feet, is an affiliate of the sponsor.

For mortgage loan #24 (Haynes Furniture Store), the sole tenant is an affiliate of the borrower.

(14)	For mortgage loan #10 (Anaheim Marriott Suites), the borrower is required to deposit 1/12th of 5.0% of gross revenues into the renovation project reserve and commencing with the monthly payment date that is 24 months prior to the renovation completion date, the borrower is required to deposit monthly excess cash with the lender until the amount in the renovation project account equals or exceeds 110% of the remaining renovation project costs (provided that the borrower will be given credit for the 12 months of scheduled monthly deposits to such account that follow such excess cash sweep commencement date) or the borrower posts with the lender a letter of credit in an amount equal to such renovation project shortfall amount. In addition, monthly seasonality reserve payments in the amount of $14,167 will be collected in the months of March, April, May, June, July and August. Beginning in the calendar year 2018 and thereafter, the seasonality reserve will be recalculated annually based on the most recent trailing 12-month financials, and replenished (if necessary) to the recalculated amount through as many monthly deposits as are required in March through August of the following year.

For mortgage loan #28 (Fairfield Inn & Suites – Bend, OR), the Monthly Replacement Reserve begins in February 2018 and will be adjusted to an amount equal to the greater of the existing Monthly Replacement Reserve and 1/12th of 5% of operating income for the prior fiscal year.

(15)	For mortgage loan #5 (Santa Rosa Office Portfolio), the Monthly TI/LC Reserve begins when the balance falls below $600,000.

For mortgage loan #30 (The Promenade Shopping Centre), the Monthly TI/LC Reserve decreases to $5,108 beginning in April 2019.

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